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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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City National Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CITY NATIONAL CORPORATION
City National Center
400 North Roxbury Drive
Beverly Hills, California 90210
(310) 888-6000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 28, 2004

TO THE STOCKHOLDERS:

        City National Corporation (the "Corporation") will hold its Annual Meeting of Stockholders at City National Center, 400 North Roxbury Drive, Beverly Hills, California on Wednesday, April 28, 2004, at 4:30 p.m. for the following purposes:

          1.     To elect three Class II directors for terms expiring in 2007 or until their respective successors have been elected and qualified;

          2.     To approve the City National Corporation Amended and Restated 2002 Omnibus Plan;

          3.     To approve the City National Corporation Amended and Restated 1999 Variable Bonus Plan; and

          4.     To transact any other business that may be properly brought before the meeting or any postponement or adjournment of the meeting.

        The Board of Directors recommends that shareholders vote FOR all proposals.

        Shareholders of record at the close of business on March 1, 2004 are entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment of the meeting.

        You are cordially invited to attend the 2004 Annual Meeting of Stockholders of City National Corporation. Whether you plan to attend the annual meeting or not, we urge you to sign, date and return the enclosed proxy card in the postage paid envelope provided, so that as many shares as possible may be represented at the annual meeting. The vote of every stockholder is important and your cooperation in returning your executed proxy promptly will be appreciated. Each proxy is revocable and will not affect your right to vote in person if you attend the annual meeting.

        We appreciate your continuing support and look forward to seeing you at City National Corporation's Annual Meeting.

Sincerely,

BRAM GOLDSMITH	RUSSELL GOLDSMITH
Chairman of the Board	Vice Chairman and Chief Executive Officer

Beverly Hills, California
March 24, 2004

CITY NATIONAL CORPORATION
City National Center
400 North Roxbury Drive
Beverly Hills, California 90210
(310) 888-6000

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS, ANNUAL MEETING AND VOTING	1
PROPOSAL 1. Election of Directors	4
PROPOSAL 2. Approval of Amended and Restated 2002 Omnibus Plan	6
PROPOSAL 3. Approval of Amended and Restated 1999 Variable Bonus Plan	9
CORPORATE GOVERNANCE AND RELATED MATTERS	12
Corporate Governance	12
Director Independence Standards	12
Board of Directors Meetings; Contacting the Board; Committees;	12
Compensation, Nominating & Governance Committee	13
Compensation Committee Interlocks and Insider Participation	13
Audit Committee; Audit Committee Report	14
Compensation of Directors	15
Independent Auditors	16
Certain Transactions	16
Section 16(a) Beneficial Owner Reporting Compliance	17
Stockholder Proposals	17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18
Principal Owners of Common Stock	18
Security Ownership of Management	19
City National Corporation	19
Subsidiaries	21
EXECUTIVE COMPENSATION AND OTHER INFORMATION	23
Report on Executive Compensation by the Compensation, Nominating & Governance Committee	23
Compensation of Executive Officers	28
Summary Compensation Table	28
Employment Contracts, Change of Control Agreements and Termination Agreements	29
Stock Option Plans	32
Securities Authorized For Issuance Under Equity Compensation Plans	33
APPENDIX A—AMENDED AND RESTATED 2002 OMNIBUS PLAN	A-1
APPENDIX B—AMENDED AND RESTATED 1999 VARIABLE BONUS PLAN	B-1
APPENDIX C—DIRECTOR INDEPENDENCE STANDARDS	C-1

CITY NATIONAL CORPORATION
City National Center
400 North Roxbury Drive
Beverly Hills, California 90210
(310) 888-6000

ANNUAL MEETING OF STOCKHOLDERS ON APRIL 28, 2004

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING,
PROXY MATERIALS AND VOTING

1.	Q.	Why did you send me this proxy statement?
A.
We sent you this proxy statement because the Board of Directors of the Corporation is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders to be held on April 28, 2004. You are cordially invited to attend the Annual Meeting and are requested to vote on the Proposals described in this Proxy Statement.
2.	Q.	When is this proxy statement being mailed to stockholders?
	A.	This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about March 24, 2004.
3.	Q.	What am I voting on?
A.
The election of directors and approval of the Corporation's Amended and Restated 2002 Omnibus Plan (the "Amended 2002 Plan") and Amended and Restated 1999 Variable Bonus Plan (the "Amended Variable Bonus Plan").
4.	Q.	How does the Board of Directors recommend I vote?
	A.	The Board of Directors recommends you vote:
• FOR each of the nominees for Director;
• FOR approval of the Amended 2002 Plan; and
• FOR approval of the Amended Variable Bonus Plan.
5.	Q.	Who can vote at the annual meeting?
A.
Shareholders of record on March 1, 2004 (the "Record Date") may vote at the annual meeting. At the close of business on the Record Date, there were 48,786,696 shares of the Corporation's common stock outstanding, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

6.	Q.	How many votes are needed to hold the annual meeting?
A.
A majority of the outstanding shares must be present at the annual meeting, either in person or represented by proxy, to hold the meeting and conduct business. That amount is called a quorum. Shares are counted as present at the meeting if a shareholder entitled to vote is present and votes at the meeting or has submitted a properly signed proxy. We also count abstentions and broker non-votes as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. See question 8 below for more instructions on voting your shares if they are held in the name of your broker.
7.	Q.	What do I have to do to vote?
A.
You may vote by granting a proxy, or for shares held in street name, by submitting voting instructions to your broker or other nominee. If your shares are held by a broker or other nominee, you will receive instructions that you must follow to have your shares voted. See question 8 below for more information on voting your shares if held in the name of your broker.

If you hold your shares as the shareholder of record, you may vote by signing and dating each proxy card you receive and returning it in the enclosed postage paid envelope. If you mark the proxy card to show how you wish to vote, your shares will be voted as you direct. If you return a signed proxy card but do not mark the proxy card to show how you wish to vote, your shares will be voted FOR each of the Board of Directors' nominees for election as director, FOR approval of the Amended 2002 Plan and FOR approval of the Amended Variable Bonus Plan. You may change or revoke your vote at any time before it is counted at the annual meeting by:
(i) notifying our Secretary at the address shown above; (ii) attending the annual meeting and voting in person; or (iii) submitting a later dated proxy card.
8.	Q.	What do I have to do to vote my shares if they are held in the name of my broker?
A.
If your shares are held by your broker, sometimes called "street name" shares, you must vote your shares through your broker. You should receive a form from your broker asking you how you want to vote your shares. Follow the instructions on that form to give voting instructions to your broker. If you do not give instructions to your broker, (a) with respect to the election of directors, your broker will vote your shares at its discretion on your behalf, but (b) with respect to approval of the Amended 2002 Plan and Amended Variable Bonus Plan, a broker "non-vote" will occur. The broker "non-vote" will not be counted. The voting instruction form will provide instructions for you to return it, including instructions for responding by telephone and internet.
9.	Q.	How are matters approved or disapproved?
	A.	(a) Election of Directors: Directors are elected by a plurality of votes cast. Nominees who receive the most votes will be elected.

(b) Approval of Amended 2002 Plan and Amended Variable Bonus Plan: The Amended 2002 Plan and the Amended Variable Bonus Plan must be approved by a majority of the votes cast regarding the particular plan being voted on; provided that the total vote cast for approval of that plan must represent over 50% in interest of all securities entitled to vote on the proposal to approve that plan.

A properly executed proxy marked "ABSTAIN" with respect to any matter will not be voted (and therefore will have the effect of a negative vote on that matter), although it will be counted for purposes of determining whether there is a quorum and will be treated as a vote cast in determining whether 50% of the outstanding shares have voted.

Broker "non-votes" will be counted in determining if there is a quorum but will not be counted as votes cast on any matter and will be subtracted in determining whether 50% of the outstanding shares have voted.
10.	Q.	How will voting on any other business be conducted?
A.
We do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement. Because we were not notified of any other business to be presented at the annual meeting on or before February 7, 2004, if any other business is presented at the annual meeting, the person named on the proxy card, your designated proxy, will vote on such matter at his or her discretion.
11.	Q.	Who can attend the annual meeting?
A.
Any stockholders entitled to vote at the annual meeting may attend the annual meeting. If you hold "street name" shares and would like to attend the annual meeting, please write to our Secretary at the address shown above or e-mail to Martha.Drain@cnb.com, identifying yourself as a beneficial owner of our common stock, and we will add your name to the guest list.
12.	Q.	Who is paying for this solicitation?
A.
The Corporation will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, proxies may be solicited personally or by telephone, facsimile, the Internet or other means by certain directors, officers and employees who will receive no additional compensation for their services. We have engaged Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, to assist in the solicitation of proxies at an estimated fee of $12,500 plus disbursements. We will pay brokers and others who hold our common stock in their name for the expenses of forwarding the proxy materials to the beneficial owners of the common stock.
13.	Q.	How do I get more information about you?
A.
With this proxy statement, we are also sending you our 2003 Summary Annual Report and our Annual Report for the year ended December 31, 2003, which includes our financial statements. If you did not receive them, we will send them to you without charge. The Annual Report includes a list of exhibits filed with the Securities and Exchange Commission, but does not include the exhibits. If you wish to receive copies of the exhibits, we will send them to you. Expenses for copying and mailing them will be your responsibility. Please write to:
Stephen McAvoy City National Bank City National Center 400 North Roxbury Drive Beverly Hills, California 90210

You may also send your request by facsimile to (213) 347-2645 or by e-mail to Steve.McAvoy@cnb.com. In addition, you can find out more information about the Corporation at our website at www.cnb.com. We make our web site available for information purposes only and it should not be relied upon for investment purposes, nor is it incorporated by reference into this proxy statement. On the Investor Relations section of the website, you can access electronically filed copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports free of charge. The SEC also maintains a web site at www.sec.gov that contains reports, proxy statements and other information regarding SEC registrants, including the Corporation.

PROPOSAL 1: Election of Directors

        The Board of Directors of the Corporation currently consists of eleven members divided into three classes: Class I, Class II and Class III, with each class serving for a full three-year term, or until election and qualification of their successors. The term of office of the current Class II directors will expire at the 2004 annual meeting or upon election and qualification of their successors. The Board of Directors has nominated Russell Goldsmith, Michael L. Meyer and Ronald L. Olson (all of whom are currently Class II directors) to be elected at the annual meeting as Class II directors for a three year term expiring at our annual meeting in 2007 or until their successors have been elected and qualified. Set forth below is information (as of March 24, 2004) about each of the nominees for election and the Class I and Class III directors whose terms have not yet expired. Each of the current directors is also a director of City National Bank (the "Bank"), a wholly owned subsidiary of the Corporation.

        If one or more of the nominees unexpectedly becomes unavailable to serve as a director, the proxies may be voted for one or more substitute nominees selected by the Board of Directors, or the authorized number of directors may be reduced. If the authorized number of directors is reduced for any reason, the proxies will be voted for the election of the remaining nominees named in this proxy statement. To the best of the Corporation's knowledge, all nominees are and will be available to serve as directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MESSRS. GOLDSMITH, MEYER AND OLSON.

Nominees for Election as Class II Directors with Terms Expiring in 2007:

Name	Age	Principal Occupation and Other Directorships	Director of Bank Since	Director of Corporation Since
Russell Goldsmith(1)	54	Vice Chairman and Chief Executive Officer, City National Corporation since October 1995; Chairman of the Board and Chief Executive Officer, City National Bank since October 1995.	1978	1979
Michael L. Meyer	65	Chief Executive Officer, Michael L. Meyer Company, a real estate consulting and investment company since October 1999; Managing Partner, Orange County, Ernst & Young LLP Real Estate Group from 1974 to 1998. From 1998 to 2002, Principal in TransPac Partners LLC and Pacific Capital Investors, investor in loans and real estate in Japan; and from 2000 to 2003, Principal in Advantage 4, LLC, provider of telecommunications systems for real estate projects. Director of William Lyon Homes, Cornerstone Ventures, and Paladin Realty Income Properties, Inc.	1999	1999
Ronald L. Olson	62	Partner, Munger, Tolles & Olson, law firm, for more than the past five years. Director, Edison International, Berkshire Hathaway, Inc., Pacific American Income Shares, and Western Asset Investment Trust.	2001	2001

Class III Directors Whose Terms Expire in 2005:

Name	Age	Principal Occupation and Other Directorships	Director of Bank Since	Director of Corporation Since
Richard L. Bloch	74	President, Piñon Farm, Inc., for more than the past five years; real estate investor and former Chairman of the Board, Columbus Realty Trust from December 1993 through October 1997; Co-management partner CLB Partners from 1997 to present. Director, Ascendant Solutions, Inc.	1974	1979
Bram Goldsmith(1)	81	Chairman of the Board, City National Corporation, for more than the past five years.	1964	1969
Bob Tuttle	60	Managing Partner, Tuttle-Click Automotive Group since 1989; formerly, Director of Arizona Bank, 1989-1999, and Assistant to the President and Director of Presidential Personnel, The White House, 1985-1989.	2002	2002
Kenneth Ziffren	63	Partner, Ziffren, Brittenham, Branca, Fischer, Gilbert-Lurie & Stiffelman LLP, law firm, for more than the past five years; Director, Panavision, Inc.	1989	1989

Class I Directors Whose Terms Expire in 2006:

Name	Age	Principal Occupation and Other Directorships	Director of Bank Since	Director of Corporation Since
George H. Benter, Jr.	62	President, City National Corporation since 1993; President and Chief Operating Officer, City National Bank since 1992; Director, The Wet Seal, Inc.	1992	1993
Kenneth L. Coleman	61	Founder, Chairman and Chief Executive Officer, ITM Software Corporation since May 2002. From 1987 until June 2001, held various positions including Executive Vice President of Global Sales, Servicing and Marketing with Silicon Graphics, Inc. Director of MIPS Technologies, United Online, Acclaim Entertainment, Inc., and Pharmacopeia, Inc.	2003	2003
Peter M. Thomas	54	Managing Partner, Thomas & Mack Co., a commercial real estate development company. From 1992 to 1995, President and Chief Operating Officer of Bank of America-Nevada; and from 1982 to 1992, President and Chief Operating Officer of Valley Bank of Nevada. Director of Coast Casinos Inc.	2003	2003
Andrea L. Van de Kamp	60	Senior Vice President and Chairman, West Coast Operations, Sotheby's, auction house, since January 1997.	1994	1994

(1)
Russell Goldsmith is the son of Bram Goldsmith.

PROPOSAL 2: Approval of the Amended and Restated 2002 Omnibus Plan

        We are asking shareholders to approve the Corporation's Amended and Restated 2002 Omnibus Plan (the "Amended 2002 Plan"). No additional shares are being requested for reservation under the Amended 2002 Plan, taking into account all current shares available under all Existing Plans (as defined below). The principal purpose of the Amended 2002 Plan is to promote the success of the Corporation by providing an additional means to attract, motivate, retain and reward employees of the Corporation and its subsidiaries with stock options and other incentives for high levels of individual performance and improved financial performance of the Corporation. The Board of Directors has found equity awards to be an effective means of compensating employees under past equity award plans, and therefore recommends adoption of the Amended 2002 Plan. On April 24, 2002, the shareholders approved the original 2002 Omnibus Plan (the "Original 2002 Plan"). The Amended 2002 Plan was approved by the Board as of March 10, 2004, subject to shareholder approval. Upon approval by shareholders, no further grants will be made from the following existing plans of the Corporation: the 1995 Omnibus Plan, the 1999 Omnibus Plan, the 2001 Omnibus Plan and the Original 2002 Plan (the "Existing Plans"). In the event shareholder approval of the Amended 2002 Plan is not obtained, the Corporation will continue to grant awards pursuant to the Existing Plans, subject to applicable law.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE AMENDED 2002 PLAN.

Description of the Amended 2002 Plan.

        The material features of the Amended 2002 Plan are described below. However, this summary is subject to, and qualified in its entirety by, the full text of the Amended 2002 Plan, a copy of which is attached hereto as Appendix A.

        The material changes made to the Amended 2002 Plan from the Original 2002 Plan are as follows:

  •
  the Amended 2002 Plan authorizes the granting of Restricted Stock ("RS") (including restricted units) Awards and provides for the reduction in the maximum number of Shares available for Awards under the Amended 2002 Plan of 2.8 Shares for every Share of RS issued (which includes the 1 share of RS issued);

  •
  the financial criteria for Cash Only Awards has been modified; and

  •
  any unexercised, unvested or undistributed portion of Awards under the 1995 and the Original 2002 Plans and the 2001 Stock Option Plan which are returned to the Corporation will be available for Awards, as additional Shares, under the Amended 2002 Plan; provided, that, subject to the foregoing and after consolidating all Shares remaining available for Awards under the Existing Plans, no additional Shares are being requested for reservation under the Amended 2002 Plan. As of March 22, 2004, there are an aggregate of 3,904,438 Shares available for future grants of Awards under the Existing Plans and the Amended 2002 Plan will provide for a maximum of 3,904,438 Shares that may be delivered for Awards subject to adjustment as set forth therein.

        Although the Committee has not granted stock options pursuant to the Amended 2002 Plan and will not grant any such options until after shareholder approval of the Amended 2002 Plan, the Amended 2002 Plan provides that Director Stock Options ("DSOs") to purchase 500 Shares are awarded annually on an automatic basis. Therefore, DSO's for an aggregate of 4,000 shares (dollar value to be determined at grant) will be automatically granted to the Corporation's eight non-employee directors upon shareholder approval of the Amended 2002 Plan. The other Awards, if any, which may be made in the future under the Amended 2002 Plan (or which would have been made under the Amended 2002 Plan during the 2003 fiscal year, if the plan had been in effect) are not determinable.

Administration and Eligibility

        The Amended 2002 Plan is administered by the Compensation, Nominating & Governance Committee (the "Committee"). Except for any amendment requiring shareholder approval under applicable law or the NYSE listing standards, the Board of Directors may amend, suspend or discontinue the Amended 2002 Plan in its discretion. Termination of the Amended 2002 Plan will not affect any Awards then outstanding.

        Officers at the level of Vice President or above and other officers who provide substantial services to the Corporation are eligible to participate as well as other persons (other than non-employee directors) who perform or agree to perform substantial services for the Corporation of a nature similar to those performed by key employees, including significant agents and consultants, except that Incentive Stock Options ("ISOs") may only be granted to employees. The Committee determines which employees will receive Awards and the terms of the Awards.

        As of March 24, 2004, approximately 600 officers would have been eligible for selection to participate in the Amended 2002 Plan, and 8 non-employee directors would have been eligible only for DSOs. No determination has been made as to the number of agents, consultants and other persons who are neither employees nor directors, but who might have been, or may be, eligible to participate in the Amended 2002 Plan.

        Maximum Shares.    The maximum number of shares for which options and freestanding SARs may be granted to a single employee in any single year is 500,000. See above regarding other share limitations in the plan. The limitations are subject to adjustment in the event of changes in the capitalization or corporate structure of the Corporation. Upon termination, cancellation, forfeiture or expiration of any unexercised Award (other than a Cash Only Award) under the Existing Plans, the number of shares with respect to which Awards may be granted under the Amended 2002 Plan will be increased by the number of shares to which such unexercised Award pertained. Only shares originally issued as RS, including restricted units, and DSOs may be reissued as RS or DSOs. In addition, Cash Only Awards may be granted under the Plan with respect to up to 1,500,000 shares.

        Terms of Awards.    The Committee determines the vesting (subject to the limitations described under "Kinds of Awards—Restricted Stock") and, where applicable, the expiration date of Awards, but Awards that provide for the right to acquire stock may not remain outstanding more than 10 years after the grant date, and any ISO Award granted to any eligible employee owning more than 10% of the Corporation's stock must not be for a term longer than five years. Unless the Committee determines otherwise, Awards do not vest or become exercisable until six months after the date of grant.

        Awards may generally be exercised only by the person to whom they were granted, and, unless otherwise permitted by the Corporation, cannot be sold, pledged, assigned or otherwise transferred, except to the Corporation, by a designation of beneficiary or according to the grantee's will or the laws of descent and distribution or according to the terms of certain court orders.

Kinds of Awards

        Stock Options.    The Committee may grant stock options, either ISOs or Nonqualified Stock Options ("NSOs") (but not including DSOs), to eligible employees. ISOs are subject to certain limitations not applicable to NSOs. The exercise price of all stock options other than DSOs may not be less than the fair market value of the Corporation's common stock on the date of grant (for an ISO granted to any eligible employee owning more than 10% of the Corporation's stock the exercise price may not be less than 110% of the fair market value). The aggregate fair market value (determined at the date of grant) of the stock subject to all ISOs held by an optionee that vest in any single calendar year cannot exceed $100,000. DSOs have an exercise price of $1.00 per share, payable in cash or cash equivalents, by surrender of the Corporation's common stock held by the director for at least six months before exercise, or any combination of the two. All DSOs vest six months after the date of issuance or upon the termination of a director's membership on the Board (otherwise than for cause), whichever occurs first. Except as set forth above, the terms of DSOs are the same as other NSOs issued under the Amended 2002 Plan.

        Stock Appreciation Rights.    The Committee may grant SARs, either in tandem with stock options or freestanding. Upon exercise, the holder receives a specified amount in cash, the Corporation's common stock or a combination of the two. Each SAR entitles the holder to receive the excess of the fair market value of a Share on the exercise date over the fair market value of such share on the date the SAR was awarded, subject to any maximum determined by the Committee. If SARs are granted in tandem with options, they may be exercised only during the time and to the extent that the related options may be exercised, and the number of options held by the optionee is decreased by the number of SARs exercised by the optionee.

        No Repricing.    The Committee may not reduce the exercise price of any option or SAR granted under the Amended 2002 Plan.

        Restricted Stock.    The Committee may grant one or more RS Awards to eligible employees. The Committee shall determine the consideration to be paid and the period over which the restrictions shall lapse. However, the restrictions may not lapse with respect to any RS Award over a period of less than five years following the date of the Award and with respect to any particular Award the percentage of the total number of shares of RS of such Award as to which restrictions may lapse on any anniversary date of the Award may not cause the percentage of restrictions which have lapsed in the aggregate with respect to such grant to exceed the rate of twenty percent (20%) of the original Award per year. Unless otherwise provided in the applicable award agreement, an employee receiving a RS Award shall be entitled to cash dividend and voting rights for all shares issued even though not vested, provided that such rights shall terminate immediately as to any RS which cease to be eligible for vesting.

        The Committee may grant to any eligible employee non-voting, deferred rights to receive Shares ("restricted units") or other deferred awards which may be payable in Shares and/or in Cash Only Awards.

        Cash Only Awards.    The Committee may grant Cash Only Awards of performance shares, SARs or restricted units. Performance share Cash Only Awards establish criteria determined by the Committee which, if achieved, result in the Corporation's issuing to the employee an amount in cash equal to the fair market value of the number of Shares specified in the Award agreement, subject to any maximum determined by the Committee. The financial criteria include those outlined in Section 1.6 of the Amended 2002 Plan attached as Appendix A, which criteria may be applied to any Award. The Committee may provide for full or partial credit for the satisfaction of criteria before the end of the period of time specified or the attainment of the specified goal, in the event of the employee's death, retirement or disability or under such circumstances as the Committee may determine.

        Termination of Employment, Death or Disability.    The Committee will determine the effect of the termination of employment on Awards, depending on the nature of the termination, including changing the exercise period or the number of shares for which an Award is vested or exercisable at the time of termination or thereafter.

Adjustments and Extraordinary Events

        In the event of an extraordinary corporate transaction, the Committee may proportionately adjust the Amended 2002 Plan and outstanding Awards as to the number or kind of shares to which they relate, the price payable upon the exercise of Awards or the applicable performance standards or criteria.

        If a Change in Control Event, as defined in the Amended 2002 Plan, takes place, then all outstanding options and SARs become exercisable, all RS and restricted units Award restrictions lapse and all Cash Only Awards of performance shares become immediately payable, unless the Committee determines otherwise, in which event the Committee will make provision for continuation and, if required, assumption of the Amended 2002 Plan and outstanding Awards or for the substitution of new Awards therefor.

        In the event of a tender offer or exchange offer for the Corporation's common stock other than by the Corporation which results in the acquisition of stock by the person or entity making the offer, the Committee may permit the surrender of unexercised options and any rights in tandem therewith and receive an amount determined pursuant to Section 2.7 of the Amended 2002 Plan.

Federal Income Tax Consequences

        Stock Options.    Grants of NSOs and ISOs do not create taxable income at the time of the grant. Optionees will realize ordinary income at the time of exercise of a NSO equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Optionees will not realize income at the time of exercise of an ISO. If the shares stock acquired in the exercise of an ISO are retained for a period of at least two years after the option is granted and one year after the option is exercised, any gain upon the subsequent sale of the stock will be taxed as a long-term capital gain. An optionee who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the option is granted or one year after the option is exercised will realize ordinary income as of the date of disposition up to the difference between the exercise price and fair market value of the stock on the date of exercise. A non-employee director who receives a DSO will recognize ordinary income on the option exercise date or option vesting date equal to the difference between the exercise price and the fair market value of the stock on the exercise or vesting date. To the extent ordinary income is recognized by the optionee, the Corporation may deduct a like amount as compensation.

        Section 162(m) Limits.    Notwithstanding the foregoing discussion, Section 162(m) of the Internal Revenue Code and the regulations thereunder would render non-deductible to the Corporation certain compensation to certain executive officers that exceeds $1,000,000 in any year, unless the compensation is exempt. The rules contain an exemption for performance-based compensation plans that includes the requirement, among other things, that the material terms of the plan be approved by shareholders. Although the Corporation believes that options and SARs granted under the Amended 2002 Plan should be exempt under the proposed rules, and consequently deductible to the Corporation as discussed above, RS, restricted units and performance share Cash Only Awards may not be exempt if the aggregate compensation of the executive officer would exceed such limit. In the event of a further change in the applicable law or rules, the continued deductibility of options and SARs cannot be assured.

PROPOSAL 3: Approval of the Amended and Restated 1999 Variable Bonus Plan

        We are asking shareholders to approved the Amended and Restated 1999 Variable Bonus Plan (the "Amended Variable Bonus Plan"). The plan's purpose is to promote the success of the Corporation by providing incentives to officers consisting of cash awards based upon the Corporation's achievement of specific goals, and to attract, retain and reward officers of the Corporation. The Amended Variable Bonus Plan is designed to take into account Section 162(m) of the Internal Revenue Code, which generally denies a corporate tax deduction for annual compensation exceeding $1,000,000 paid to the chief executive officer and the four other most-highly compensated officers of a public company. Certain types of compensation, including performance-based compensation, are generally excluded from this deduction limit. In an effort to insure that certain compensation payable under the Amended Variable Bonus Plan continues to qualify as performance-based compensation, the plan is being submitted to stockholders for approval at the annual meeting.

        On April 19, 1999, the shareholders approved the existing 1999 Variable Bonus Plan, which existing plan was amended by the Board on March 5, 2001 to correct a technical error. The Amended Variable Bonus Plan was approved by the Board as of March 10, 2004, subject to shareholder approval. In the event shareholder approval is not obtained, that portion of the awards made under the existing 1999 Variable Bonus Plan in excess of $1 million may not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE AMENDED VARIABLE BONUS PLAN

Description of the Amended Variable Bonus Plan.

        Set forth below is a summary of certain material features of the Amended Variable Bonus Plan, which summary is qualified in its entirety by reference to the actual Amended Variable Bonus Plan, a copy of which is attached hereto as Appendix B.

Administration

        The Amended Variable Bonus Plan is administered by the Compensation, Nominating & Governance Committee. To the extent required to comply with Section 162(m), each Committee member qualifies as an "outside director." Among other things, the Committee has the authority to select the officers of the Corporation to whom awards may be granted and to determine the terms and conditions of any such awards. The Board of Directors of the Corporation has the absolute discretion to modify or amend the Amended Variable Bonus Plan in whole or in part, or suspend or terminate the Amended Variable Bonus Plan in its entirety. However, the effect of any such modification, amendment, suspension or termination during a Plan Year (as defined in the Amended Variable Bonus Plan) will be weighed against the requirements of Section 162(m).

Eligibility

        The chief executive officer and all other officers of the Corporation, and its subsidiaries, are eligible to be selected by the Committee to be granted awards under the Amended Variable Bonus Plan. Prior to, or within 90 days after, the commencement of each Plan Year, the Committee shall designate the individuals eligible to participate in the Amended Variable Bonus Plan. The Committee may also designate individuals to participate in the Amended Variable Bonus Plan after the 90th day of the Plan Year, with the respective period for such individuals consisting of less than a full Plan Year; however, any awards earned by such individuals will be pro-rated. Russell Goldsmith, the Corporation's Chief Executive Officer, is the only officer selected by the Committee to participate in the Amended Variable Bonus Plan for the 2003 Plan Year.

        It cannot be determined at this time what benefits or amounts, if any, will be allocated to or received by any persons or group of person under the Amended Variable Bonus Plan if adopted. Such determinations as to allocations and receipts or pay out are at the discretion of the Committee and dependent upon future performance. However, the annual cash bonus paid to the Named Executive Officers for 2003 and prior years are set forth in the bonus column of the Summary Compensation table. See COMPENSATION OF EXECUTIVE OFFICERS, below.

Description of Awards

        On or before the 90th day of each Plan Year, the Committee shall establish the Corporate Financial Criteria which will apply to awards and the Performance Goals to be met by participants to earn awards. The Performance Goals will be specific, objective goals, the outcome of which are substantially uncertain at the time established, for each of the Corporate Financial Criteria. The Corporate Financial Criteria may include the criteria described in Section 6 of the Amended Variable Bonus Plan attached hereto as Appendix B; provided however that (except in the case of a participant who has entered into an employment contract with the Corporation, in which case the Committee will have no discretion to award a bonus less than the minimum amount required by such agreement) the Committee retains the discretion to determine whether an award will be paid under any one or more of such Corporate Financial Criteria. The Amended Variable Bonus Plan has been modified from the existing 1999 Variable Bonus Plan to clarify that "net operating income" is a financial measure that may be used as a financial criteria.

        The level of achievement of the Performance Goals at the end of the Plan Year will determine the amount of each participant's award. If the minimum level of achievement for a Plan Year is not met, no payment of an award will be made to the particular participant for the Plan Year (except in the case of a participant who has entered into an employment contract with the Corporation, in which case the Committee will be required to grant to such individual such minimum amount as may be required by the employment agreement). To the extent that minimum Performance Goals achievement levels are met or surpassed, and upon certification by the Committee in writing that the Performance Goals and other material terms of the award were satisfied, payment of an award will be made to the participant for that Plan Year. Subject to the requirements of Section 162(m) and to the requirement of any employment agreements between the Corporation and a participant, the payment of all awards are subject to reduction by the Committee. The maximum amount payable under the Amended Variable Bonus Plan to a participant during any Plan Year is $3,000,000.

CORPORATE GOVERNANCE AND RELATED MATTERS

CORPORATE GOVERNANCE

        Consistent with the requirements of the Securities and Exchange Commission (the "SEC") rules and regulations and the New York Stock Exchange ("NYSE") listing standards, in 2003 and 2004, the Corporation's Board of Directors took action to enhance and clarify its longstanding commitment to strong corporate governance practices. Included in these actions was the adoption of the Corporation's Corporate Governance Guidelines (the "Guidelines") to reaffirm significant corporate governance policies and practices of the Corporation, restatement of the charters for the Corporation's Audit Committee and Compensation, Nominating & Governance Committee, and adoption of a Code of Ethics for Senior Financial Officers and its Principles of Business Conduct and Ethics. The Guidelines, each charter, and the codes are available on the Corporate Governance page of the Investor Relations section of the Corporation's website at www.cnb.com. The charters for the Audit Committee and the Compensation, Nominating & Governance Committee were also attached as Appendices to the Corporation's 2003 Proxy filed with the SEC.

        Director Independence.    The current Board has a majority of independent directors as defined by the listing standards of the NYSE and the Corporation's Guidelines. Attached to this Proxy Statement as Appendix C is a list of the categorical standards adopted by the Board for determining Board member independence which incorporate the independence requirements under the NYSE listing standards, other applicable laws, rules and regulations regarding independence in effect from time to time, and standards consistent with the Corporation's requirements of integrity, ethical conduct and business practices. These independence standards are included as part of the Corporation's Guidelines.

        In constructing the independence standards, the Board intended (i) to provide a framework for decisions by the Board that remains free of any relationships that may impair, or appear to impair, its ability to make independent collective judgments, and (ii) to ensure that all permitted transactions between the Corporation and a director or his/her family or their respective primary business affiliations shall be on arms-length market terms. The independence standards seek to accomplish these goals by utilizing a combination of economic tests and confirmation that relationships are made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

BOARD OF DIRECTORS MEETINGS; CONTACTING THE BOARD; COMMITTEES

        The Board of Directors held eleven meetings during 2003. All directors attended at least 75% percent of the meetings held during 2003 by the Board of Directors and the committees on which they served, except for Ronald Olson who attended ten of fourteen cumulative Board and committee meetings and Richard Bloch who attended twenty-three of thirty-one cumulative Board and committee meetings. In accordance with the Guidelines, directors are expected to attend all annual shareholders meetings. At the Corporation's 2003 annual meeting, ten of the eleven members of the Board, and all nominees for election to the Board, were present.

        The non-employee directors meet regularly in executive sessions without employee directors at least twice each calendar year and at such other times as they deem appropriate. In addition, at least once a year, the independent directors meet in executive session without members of management or non-independent directors present. The executive sessions are led by a director who serves as the Chair of a Board Committee composed entirely of independent directors, unless otherwise agreed by the participating non-employee directors. The non-employee directors have currently selected the Chairman of the Audit Committee to lead the executive sessions.

        Any shareholder or other "interested party" (in accordance with NYSE Listing Standard 303A.03) who desires to contact the Corporation's Board, any Committee of the Board, or select Board members (including the non-management directors as a group) may do so by sending an email to bdofdirectors@cnb.com or writing to: Board of Directors, Attention: Corporate Secretary, City National Corporation, 400 N. Roxbury Drive, Beverly Hills, California 90210. This contact information is provided on the Corporate Governance page of the Investor Relations section of the Corporation's website at www.cnb.com. As further required by the SEC and the NYSE, the Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters or actual or potential corporate fraud or violation of applicable law. Procedures to submit a concern can be found on the Corporate Governance page of the Corporation's website.

        The Board of Directors has the following committees: a Compensation, Nominating & Governance Committee; an Audit Committee; a Directors Trust Committee; and a Community Reinvestment Act Committee.

Compensation, Nominating & Governance Committee

        The Board of Directors approved the charter for the Corporation's Compensation, Nominating & Governance Committee on March 19, 2003, which charter contains a more complete description of the powers and responsibilities of the Committee. The Committee is appointed by the Board to assist the Board with director and officer compensation matters, recommend to the Board director nominees, and review and recommend appropriate policies and guidelines to adopt for governance matters. The Committee currently consists of the following Board members, each of whom meets the NYSE and Board's independence requirements: Richard L. Bloch (Chairman), Kenneth L. Coleman and Robert H. Tuttle. The Compensation, Nominating & Governance Committee of the Bank is composed of the same individuals and acts jointly as the Compensation, Nominating & Governance Committee of the Corporation. The Committees met jointly three times during 2003.

        In carrying out its responsibility to recommend nominees for election to the Board, the Committee is authorized to retain a search firm, as well as obtain advice and assistance from internal or external legal, accounting or other advisors. The Committee identifies, screens and recommends to the Board candidates for membership on the Board, including nominees proposed by shareholders, on the basis of candidate guidelines established by the committee and approved by the Board as well as those qualifications for directors set forth in the Guidelines. A director candidate is expected to make a significant contribution to the membership of the Board by way of his or her range of skills, perspective, background (including education and experience), as well as serve as a significant and active resource for referrals and business development for the Corporation. Above all, director candidates must have the highest ethical standards, a strong sense of professionalism and dedication to serving the interests of all the shareholders and be able to make himself or herself available to the Board in the fulfillment of his or her duties.

        Nominations for the election of directors may be made by a stockholder entitled to vote for the election of directors by submitting a notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 60 days prior to the first anniversary of the date of the last meeting of the stockholders of the Corporation called for the election of directors. For the 2005 Annual Meeting of Stockholders, nominations must be received by February 28, 2005. The notice must include: (i) the name, age, business address and, if known, the residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the number of shares of stock of the Corporation beneficially owned by the nominee and (iv) other information that would be required by federal securities laws and regulations for an individual nominated by the Board of Directors. The Corporation did not receive any such nominations for the 2004 annual meeting.

        Compensation Committee Interlocks and Insider Participation    None of the members of the Compensation, Nominating & Governance Committee in 2003 has ever been an officer or employee of the Corporation or any subsidiary of the Corporation. During 2003, no executive officer or employee-director of the Corporation served as a director of an entity where a member of the Compensation, Nominating & Governance Committee or any other independent Director of the Corporation is an executive officer.

        Each member of the Compensation, Nominating & Governance Committee was a client of the Bank in the ordinary course of business during 2003. Similar transactions are expected to occur in the future. In the opinion of management, all such transactions were effected on substantially the same terms as those prevailing at the time for comparable transactions with other persons, including, as to any loans, interest rates, fees and collateral, and any loans did not involve more than the normal risk of collection or present any other unfavorable terms.

Audit Committee

        The Board of Directors approved the charter for the Corporation's Audit Committee on March 19, 2003, which charter contains a more complete description of the powers and responsibilities of the Committee. The Audit Committee is appointed by the Board of Directors to assist the Board in oversight of the financial reporting process, including the effectiveness of internal accounting and financial controls and procedures, and controls over the accounting, auditing, and financial reporting practices of the Corporation. The following three directors are currently members of the Audit Committee, each of whom meet the NYSE independence standards for audit committee members and is "financially literate" as determined by the Board of Directors in its business judgment: Kenneth Ziffren (Chairman), Richard L. Bloch, and Michael L. Meyer. The Audit Committee has identified Michael L. Meyer as the "Audit Committee Financial Expert" as defined by the SEC and required by the charter. Audit Committee members are not expected to simultaneously serve on the audit committees of more than two other public companies, unless the Board of Directors determines that such service is not otherwise prohibited and will not impair the effectiveness and ability of committee members to serve on the Audit Committee. During 2003, the Audit Committee met seventeen times. The Audit Committee also functions as the Audit Committee of the Bank.

        The following "Report by the Audit Committee" shall not be deemed "soliciting material" or incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT BY THE AUDIT COMMITTEE

        In accordance with its written charter, the function of the Audit Committee is to assist the Board in the oversight of the financial reporting process, including the effectiveness of internal accounting and financial controls and procedures, and controls over the accounting, auditing, and financial reporting practices of the Corporation. Management is responsible for the financial reporting process, including the preparation, presentation and integrity of the Corporation's financial statements and the system of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations, and the Corporation's independent auditors are responsible for auditing those financial statements. It is not the duty or responsibility of the Audit Committee or the Board to conduct auditing or accounting reviews or procedures. None of the members of the Audit Committee are employees of the Corporation and, with the exception of Mr. Michael Meyer, do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. The charter of the Audit Committee was attached to the Corporation's Proxy for its 2003 Annual Meeting and is available on the Corporate Governance section of the Investor Relations page of the Corporation's website at www.cnb.com.

        During 2003, the Audit Committee conducted its meetings in a manner so as to encourage effective and complete communication among the committee members, management, internal auditors, risk management and compliance officers and the Corporation's independent auditors, KPMG, LLP. Among the matters discussed with the Corporation's internal audit, risk management and compliance officers, as well as KPMG, was the overall scope and plans for their respective audits. The Audit Committee met separately with each of the internal and independent auditors, without management, to discuss the result of their examinations and observations and recommendations regarding financial reporting practices and the effectiveness of the Corporation's internal controls.

        The Board of Directors has determined that each of the members of the Audit Committee is independent and "financially literate", as required by the applicable listing standards of the New York Stock Exchange. The Board of Directors has further determined that Michael L. Meyer qualifies as an audit committee "financial expert" within the meaning of the Securities and Exchange Commission.

        The Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations and opinions of the independent auditors included in their report on the Corporation's financial statements.

        In performing its function, the Audit Committee has:

  •
  reviewed and discussed the audited financial statements of the Corporation as of and for the year ended December 31, 2003 with the Corporation's management;

  •
  discussed with the Corporation's independent auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect;

  •
  received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with the independent auditors any relationship that may have an impact on their objectivity and independence, and satisfied itself as to the independent auditors' independence; and

  •
  in accordance with the Audit Committee's policy on Pre-Approval of Audit and Non-Audit Related Services, reviewed and approved all fees paid to KPMG for all audit and non-audit related services.

        Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

KENNETH ZIFFREN, CHAIRMAN RICHARD L. BLOCH MICHAEL L. MEYER

COMPENSATION OF DIRECTORS

        The Corporation does not pay cash fees to its directors for attendance at meetings of the Board of Directors. However, the Bank, whose Board of Directors consists of the same individuals as the Corporation's Board of Directors and generally meets jointly with the Corporation's Board of Directors, pays a fee of $2,000 to each non-employee director for attendance at each meeting of its Board of Directors. Non-employee directors serving on committees appointed by the Board of Directors receive a fee of $1,500 for each committee meeting attended. In addition, the chair of the Audit Committee receives an annual fee of $5,000 and the chairs of the Compensation, Nominating & Governance Committee, the Directors Trust Committee and the Community Reinvestment Act Committee each receive an annual fee of $3,000.

        The Corporation's 1999 Omnibus Plan provides for the automatic annual grant of 500 discounted stock options to each non-employee director on the date of the annual meeting of stockholders ("Director Stock Options"). The exercise price of Director Stock Options is $1.00 per share, payable in cash, by surrender of Corporation common stock held by the director or a combination of the two. Director Stock Options vest six months after the date of grant or upon the earlier termination without cause of the option holder's directorship and expire ten years after the date of grant.

        The Bank's 2000 Director Deferred Compensation Plan allows non-employee directors to elect each year to defer up to 100% of their director fees. Each director's deferral account is credited with an amount equal to the net investment return of one or more equity or bond funds selected by the director. Amounts in a director's deferral account represent an unsecured claim against the Bank's assets and are paid, pursuant to the director's election, in a lump sum or in quarterly installments at a specified date during the director's service on the board or upon the termination of service as a director. Prior to 2000, the Corporation maintained a Director Deferred Compensation Plan which the Corporation terminated effective December 31, 1999. Under the Corporation's Director Deferred Compensation Plan, a participating director may have used amounts to purchase a split-dollar life insurance policy. Under the Bank's 2000 Director Deferred Compensation Plan, the Bank provides a specified amount of life insurance coverage to each such eligible director beginning on the date the director executes an "Agreement for Transfer of Policy and Termination of Split-Dollar Life Insurance Agreement" and ending on December 31, 2009. The director is entitled to name a beneficiary to receive the portion of the death benefit under the life insurance policy that is equal to the amount set forth in the Bank's 2000 Director Deferred Compensation Plan.

INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors of the Corporation and the Board of Directors have selected KPMG LLP ("KPMG") to serve as the independent auditors of the Corporation for its fiscal year ended December 31, 2003 and for the current fiscal year ending December 31, 2004. Representatives of KPMG are expected to be present at the annual meeting, will have the opportunity to make a statement should they desire to do so, and are expected to be available to respond to appropriate questions which may be asked by stockholders.

        KPMG performs both audit and non-audit professional services for and on behalf of the Corporation and its subsidiary. The Audit Committee requires that non-audit professional services must receive prior Committee approval and the Committee must consider whether the independent auditor's provision of any financial information systems design and implementation services or any other non-audit services is compatible with maintaining the independent auditor's independence. The Corporation has not and does not intend to use its independent auditor for services in connection with the design or implementation of hardware or software systems that aggregate source data underlying the financial statements or generate information that is significant to the financial statements taken as a whole. During 2003 and 2002, the audit services included examination of the consolidated financial statements of the Corporation, examination of the financial statements of the Corporation's subsidiaries and a review of certain filings with the Securities and Exchange Commission and other regulatory agencies.

        The aggregate fees billed for professional services by KPMG in fiscal 2003 and 2002 for various services were:

	2003	2002
Audit Fees	$595,053	$489,000
Audit Related Service	328,340	359,455
Tax Compliance Fees	236,756	275,382
All Other Fees (1)	—	552,736

	$1,160,149	$1,676,573

(1)
All other fees are non-financial statement audit services such as capital generation and tax planning strategies, benefit plan design and acquisition related issues.

CERTAIN TRANSACTIONS

        Since 1967, the Bank's Pershing Square Banking Office and a number of Bank departments have occupied leased space in the office building located at 606 South Olive Street in downtown Los Angeles (the "606 Building"). Since its completion and through October 31, 2003, the 606 Building had been owned by Citinational-Buckeye Building Co., a limited partnership of which Citinational Bancorporation and Olive-Sixth Buckeye Co. were the only general partners, each with a 29% partnership interest. Citinational Bancorporation, which is a wholly-owned subsidiary of the Bank, had an additional 3% interest as a limited partner of Citinational-Buckeye Building Co. Olive-Sixth Buckeye Co. was a limited partnership of which Bram Goldsmith, Chairman of the Board of the Corporation, was a 49% general partner. Therefore, Bram Goldsmith had an indirect 14% ownership interest in Citinational-Buckeye Building Co. The other partners of Citinational-Buckeye Building Co. and Olive-Sixth Buckeye Co. were not affiliated with the Corporation or the Bank.

        On October 31, 2003, the building was sold to unrelated parties and the Bank's share of the gain on sale was deferred and is being amortized over the remaining term of its leases. Prior to consummating the sale, the Bank modified and extended the terms of its leases with the owner of the building by entering into a Lease Supplement on May 28, 2003 which applied to all three leases. Prior to modification, the leases expired in 2006. The modifications extend the terms of the leases to between 2009 and 2011 depending on the Bank's exercise of certain options. The modifications also confirmed the Bank's rights to roof top signage so long as the Bank remains the responsible (as contrasted to occupying) party under its leases. Rental rates and other lease terms were negotiated at arms' length and are comparable to, or better than, rentals and lease terms for unaffiliated tenants in the 606 Building. In 2003, the Bank paid Citinational-Buckeye Building Co. a total of $1,404,934 for rent under all leases in the 606 Building and $291,874 for operating expense pass-throughs.

        In 1997, Citinational Bancorporation made advances to Citinational-Buckeye Building Co. in the form of both loans and capital contributions. The largest amount outstanding during 2003, including principal and accrued interest, was $4,535,033, which was the amount outstanding at January 30, 2003. Interest continued to accrue on the advances at a variable rate, which was 5.00% at October 31, 2003, based upon the Bank's prime rate. Payment of principal and interest was subordinated to a loan from a lender unaffiliated with the Bank, but was made to the extent of the net cash flow generated by the 606 Building and was paid to the extent of cash available in Citinational Buckeye Building Co. prior to the partnership's liquidation.

        Certain directors, officers and stockholders of the Corporation, and their associates, were depositors, borrowers or customers of the Bank in the ordinary course of business during 2003. Similar transactions are expected to occur in the future. In the opinion of management, all such transactions were effected on substantially the same terms as those prevailing at the time for comparable transactions with other persons, including, as to any loans, interest rates, fees and collateral, and any loans did not involve more than normal risk of collection or present other unfavorable features.

        Ronald L. Olson, a director of the Corporation, is a Partner with the law firm of Munger, Tolles & Olson LLP which provided legal services to the Corporation or the Bank during 2003 and may do so in the future.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires directors and executive officers of the Corporation and persons who own more than ten percent of the Corporation's common stock ("Ten Percent Owners") to file reports of initial ownership of the Corporation's common stock and subsequent changes in ownership with the SEC and any national securities exchange on which the Corporation's common stock is registered and to provide copies of such reports to the Corporation. Based solely upon the Corporation's review of the copies of such reports and written representations that no other reports were required to be filed during 2003, all Section 16(a) reporting requirements applicable to directors, officers and Ten Percent Owners were met in a timely manner.

STOCKHOLDER PROPOSALS

        To be considered for inclusion in the Corporation's proxy statement for the 2005 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing to the Corporation's Secretary on or before November 24, 2004 and must satisfy the other requirements of Rule 14a-8 under the 1934 Act. The proxy card for the 2005 Annual Meeting of Stockholders will give the designated proxy holder authority to vote at his or her discretion on any matter which is not brought to the Corporation's attention on or before February 6, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Owners of Common Stock

        The following table sets forth information as of January 31, 2004 regarding the beneficial owners of more than five percent of the outstanding shares of the Corporation's common stock. To the Corporation's knowledge, based on the absence of filings which beneficial owners of more than five percent of the outstanding shares of the Corporation's common stock are required to make with the SEC, there are no other beneficial owners of more than five percent of the outstanding shares of the Corporation's common stock. Except as otherwise noted in the footnotes below, each of these persons or entities had sole voting and investment power with respect to the Common Stock beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)		Percent of Class(2)
Bram Goldsmith: 400 North Roxbury Drive Beverly Hills, CA 90210			13.59%
Goldsmith Family Partnership	2,920,113	(3)
Bram and Elaine Goldsmith, Trustees of the Bram and Elaine Goldsmith Family Trust	2,893,713	(4)
Elaine and Bram Goldsmith, Trustees of the Elaine Goldsmith Revocable Trust	567,989
Bram Goldsmith	59,954	(5)
Goldsmith Family Foundation	244,780	(6)
Oak Trust A	13,731	(7)

Total	6,700,280	(11)
Russell Goldsmith: 400 North Roxbury Drive Beverly Hills, CA 90210			10.28%
Goldsmith Family Partnership	2,920,113	(3)
The Russell Goldsmith Trust	419,293	(4)
Russell Goldsmith, Trustee of Maple Trusts I and II, Pine Trusts I and II	310,148
Goldsmith Family Foundation	244,780	(6)
Russell Goldsmith	1,105,788	(8)
B.N. Maltz Foundation	58,495	(9)
MKB Co. Ltd.	7,500	(10)

Total	5,066,117	(11)
FMR Corp: 82 Devonshire Street Boston, MA 02109	3,076,965	(12)	6.24%
Capital Research and Management Company: 333 South Hope Street Los Angeles, CA 90071	2,525,200	(13)	5.12%

(1)
Includes shares subject to options which are presently exercisable or which will become exercisable within 60 days after January 31, 2004.

(2)
Based on 49,293,005 shares of Common Stock issued and outstanding at January 31, 2004.

(3)
The Goldsmith Family Partnership is a limited partnership of which the general partners include the Bram and Elaine Goldsmith Family Trust and the Russell Goldsmith Trust, of which Russell Goldsmith is the sole trustee.

  Bram Goldsmith and Russell Goldsmith disclaim beneficial ownership of the shares held by the Goldsmith Family Partnership except to the extent of Bram Goldsmith's and Russell Goldsmith's respective pecuniary interest in the partnership.

(4)
Excludes the 2,920,113 shares identified as being held by the Goldsmith Family Partnership which the Bram and Elaine Goldsmith Family Trust and the Russell Goldsmith Trust respectively may be deemed to beneficially own as a general partner of the Goldsmith Family Partnership.

(5)
Shares allocated to Bram Goldsmith's account under the City National Corporation Profit Sharing Plan.

(6)
The Goldsmith Family Foundation is a tax-exempt charitable foundation of which Bram Goldsmith and Russell Goldsmith are directors. Bram Goldsmith and Russell Goldsmith each disclaims beneficial ownership of these shares.

(7)
Represents shares held in a trust for the benefit of a member of the family of Bram Goldsmith for which Bram Goldsmith is the sole trustee.

(8)
Includes 2,371 shares allocated to Russell Goldsmith's account under the City National Corporation Profit Sharing Plan and 1,103,417 stock options exercisable within 60 days after January 31, 2004.

(9)
The B. N. Maltz Foundation is a tax-exempt charitable foundation of which Russell Goldsmith is a director. Russell Goldsmith disclaims beneficial ownership of these shares.

(10)
The MKB Co. Ltd., is a limited liability company of which Russell Goldsmith's spouse is the managing member. The number of shares of City National Corporation held by MKB Co. Ltd. exceeds her pecuniary interest therein. Russell Goldsmith disclaims beneficial ownership of these shares.

(11)
After appropriate elimination of duplicate ownership attributable to both Russell Goldsmith and Bram Goldsmith under the Goldsmith Family Partnership and Goldsmith Family Foundation (see footnotes 3 and 6), Bram Goldsmith and Russell Goldsmith and their related interests beneficially own 8,601,504 shares which constitutes 17.45% of the outstanding shares.

(12)
Based solely upon information contained in a Form 13G/A filing with the SEC on February 17, 2004. Of the 3,076,965 shares beneficially owned by FMR Corp, it has sole voting power only as to 454,605 shares. The Schedule 13G states that Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp., and a registered investment advisor, is the beneficial owner of 2,622,730 shares as a result of acting as investment advisor to various registered investment companies and that FMR Corp. does not have the sole power to vote or direct the voting of shares owned directly by the Fidelity Funds. The "Percent of Class" calculation in the table was made using the 3,076,965 shares reported as beneficially owned in the Form 13G filing, and the 49,293,005 shares of Corporation stock outstanding as of January 31, 2004.

(13)
Based solely upon information contained in a Form 13G filing with the SEC on February 13, 2004.

SECURITY OWNERSHIP OF MANAGEMENT

City National Corporation

        The information below sets forth the number of shares of the Corporation's common stock beneficially owned as of January 31, 2004 by each of the current directors, the nominees recommended by the Board of Directors for election as directors, each of the individuals included in the "Summary Compensation Table" below and all current directors, nominees and executive officers as a group. Except as otherwise noted in the footnotes below, each of these persons had sole voting and investment power with respect to the Common Stock beneficially owned by him or her.

	(a)		(b)		(c)
Name or Number of Persons in Group	Number of Shares of Common Stock Beneficially Owned(1)		Options(2)		Total		Percent of Class
George H. Benter, Jr.	63,426	(3)	171,549		234,975		*
Richard L. Bloch	149,925	(4)	—		149,925		*
Jan R. Cloyde	27,586	(5)	63,375		90,961		*
Kenneth L. Coleman	50	(6)	500		550		*
Bram Goldsmith	6,700,280	(7)	—		6,700,280		13.59%
Russell Goldsmith	3,962,700	(8)	1,103,417		5,066,117		10.28%
Michael L. Meyer	8,000		—		8,000		*
Ronald L. Olson	10,000	(9)	1,500		11,500		*
Frank P. Pekny	78,584	(10)	103,440		182,024		*
Peter M. Thomas	3,500		500		4,000		*
Bob Tuttle	1,000		500		1,500		*
Andrea L. Van de Kamp	5,632	(11)	—		5,632		*
Kenneth Ziffren	22,548	(12)	—		22,548		*
All Directors, Nominees and Executive Officers as a group (16 persons)	7,883,590	(1,3-14)	1,491,781	(2,13)	9,375,371	(1-14)	19.02%

*
Percentage information is omitted for those individuals whose beneficially owned shares represent less than one percent of the outstanding shares of the Corporation's common stock.

(1)
Excludes shares subject to options that are referred to in the adjacent column.

(2)
Represents shares subject to options which are presently exercisable or which will become exercisable within 60 days after January 31, 2004.

(3)
George Benter has shared voting and investment power in these shares that are held in a trust of which he is a co-trustee.

(4)
Richard Bloch has shared voting and investment power in these shares that are held in a trust of which he is a co-trustee.

(5)
Includes 4,286 shares allocated to Jan Cloyde's account under the City National Corporation Profit Sharing Plan.

(6)
Kenneth Coleman has shared voting and investment power in these shares that are held in a trust of which he is a co-trustee.

(7)
Includes 13,731 shares owned by Oak Trust A, of which a member of the family of Bram Goldsmith is the beneficiary and Bram Goldsmith is the sole trustee and shared voting and investment power as follows: (i) 2,920,113 shares owned by the Goldsmith Family Partnership, (ii) 2,893,713 shares owned by the Bram and Elaine Goldsmith Family Trust, of which Bram Goldsmith is a co-trustee (excluding the 2,920,113 shares owned by the Goldsmith Family Partnership of which the Bram and Elaine Goldsmith Family Trust is a general partner), (iii) 567,989 shares owned by the Elaine Goldsmith Revocable Trust, of which Bram Goldsmith is a co-trustee, (iv) 244,780 shares owned by the Goldsmith Family Foundation, a charitable foundation of which Bram Goldsmith is a director, and (v) 59,954 shares allocated to Bram Goldsmith's account under the City National Corporation Profit Sharing Plan. Shares owned by the Goldsmith Family Partnership and the Goldsmith Family

  Foundation are also shown as being beneficially owned by Russell Goldsmith. Bram Goldsmith disclaims beneficial ownership of the shares owned by the Goldsmith Family Partnership except to the extent of his pecuniary interest therein, and the Goldsmith Family Foundation.

(8)
Includes 419,293 shares owned by the Russell Goldsmith Trust, of which Russell Goldsmith is the sole trustee (excluding the 2,920,113 shares owned by the Goldsmith Family Partnership of which the Russell Goldsmith Trust is a general partner) and 310,148 shares owned by other trusts of which Russell Goldsmith is the sole trustee, and shared voting and investment power as follows: (i) 2,920,113 shares owned by the Goldsmith Family Partnership, (ii) 244,780 shares owned by the Goldsmith Family Foundation, a charitable foundation of which Russell Goldsmith is a director, (iii) 58,495 shares owned by the B.N. Maltz Foundation, a charitable foundation of which Russell Goldsmith is a director, (iv) 2,371 shares allocated to Russell Goldsmith's account under the City National Corporation Profit Sharing Plan, and (v) 7,500 shares owned by MKB Co. Ltd, a limited liability company of which Russell Goldsmith's spouse is the managing member; the number of shares of City National Corporation held by MKB Co. Ltd. exceeds her pecuniary interest therein. Shares owned by the Goldsmith Family Partnership and the Goldsmith Family Foundation are also shown as being beneficially owned by Bram Goldsmith. Russell Goldsmith disclaims beneficial ownership of the shares owned by the Goldsmith Family Partnership except to the extent of his pecuniary interest therein, the Goldsmith Family Foundation, the B.N. Maltz Foundation and the MKB Co. Ltd.

(9)
Ronald Olson has shared voting and investment power in these shares that are held in a trust of which he is a co-trustee.

(10)
Frank Pekny has shared voting and investment power in 72,144 of these shares that are held in joint tenancy with his wife. Also includes 6,440 shares allocated to Frank Pekny's account under the City National Corporation Profit Sharing Plan.

(11)
Andrea Van de Kamp has shared voting and investment power in 4,532 of these shares that are held in a trust of which she is a co-trustee.

(12)
Kenneth Ziffren has shared voting and investment power in 15,786 of these shares that are held in joint tenancy.

(13)
In addition to the ownership disclosed for the persons identified in the Security Ownership of Management table, the beneficial ownership by three additional officers of the Bank who are designated as "Executive Officers" of the Corporation is disclosed in the totals for Columns (a), (b) and (c) of the table. "Executive Officers" means those individuals designated as such for purposes of Section 16 of the Securities Exchange Act of 1934. The number of shares beneficially owned by the Executive Officers is as follows: Column (a) 12,663 solely owned shares, plus 2,589 shares allocated to the officers' accounts under the City National Corporation Profit Sharing Plan; Column (b) 47,000 shares subject to options (see footnote 2); and Column (c) the 62,252 shares included in the Column (a) and Column (b) totals for the Executive Officers.

(14)
The sum total for this column reflects appropriate elimination of duplicates attributable to both Russell and Bram Goldsmith under the Goldsmith Family Partnership and the Goldsmith Family Foundation (See footnotes 7 and 8).

Subsidiaries

CN Real Estate Investment Corporation

        The information below sets forth the number of 8.5% Series A Non-Cumulative Preferred Shares and 8.5% Series B Non-Cumulative Preferred Shares of CN Real Estate Investment Corporation (an indirect wholly-owned subsidiary of the Corporation) beneficially owned as of January 31, 2004 by each of the current directors, the nominees recommended by the Board of Directors for election as directors, each of the individuals included in the "Summary Compensation Table" below and all current directors, nominees and executive officers as a group. Except as otherwise noted in the footnotes below, each of these persons had sole voting and investment power with respect to the Series A and Series B Shares owned.

Name or Number of Persons in Group	Series A Shares Beneficially Owned		Series A Percent Of Class*	Series B Shares Beneficially Owned		Series B Percent Of Class*
Bram Goldsmith	1,100	(1)	3.24%	800	(2)	11.72%
Russell Goldsmith	800	(3)	2.36%	250	(4)	3.66%
Frank P. Pekny	30	(5)	*	—		*
All Directors, Nominees and Executive Officers as a group (5 persons—Series A; 3 persons—Series B)	1,630	(1,3,5,6)	4.80%	1,150	(2,4)	16.84%

*
Percentage information is omitted for those individuals whose beneficially owned shares represent less than one percent of the outstanding shares of the Subsidiary's preferred stock.

(1)
Includes 500 Series A shares owned by the Goldsmith Family Foundation, a charitable foundation of which Bram Goldsmith is a director and 600 Series A shares owned by trusts of which members of the family of Bram Goldsmith are the beneficiaries and Bram Goldsmith is the sole trustee. Shares owned by the Goldsmith Family Foundation are also shown as being beneficially owned by Russell Goldsmith. Bram Goldsmith disclaims beneficial ownership of the shares owned by the Goldsmith Family Foundation.

(2)
Includes 500 Series B shares owned by the Bram and Elaine Goldsmith Trust and 300 Series B shares owned by the Elaine Goldsmith Revocable Trust, of which trusts Bram Goldsmith is a co-trustee.

(3)
Includes 500 Series A shares owned by the Goldsmith Family Foundation, a charitable foundation of which Russell Goldsmith is a director. Shares owned by the Goldsmith Family Foundation are also shown as being beneficially owned by Bram Goldsmith. Russell Goldsmith disclaims beneficial ownership of the shares owned by the Goldsmith Family Foundation. Also includes 300 Series A shares owned by trusts of which members of the family of Russell Goldsmith are the beneficiaries and Russell Goldsmith is the sole trustee.

(4)
Includes 150 Series B shares owned by trusts of which members of the family of Russell Goldsmith are the beneficiaries and Russell Goldsmith is the sole trustee.

(5)
The shares are jointly owned by Frank Pekny and his wife.

(6)
The sum total for this column reflects appropriate elimination of duplicates attributable to both Russell and Bram Goldsmith under the Goldsmith Family Foundation (See footnotes (1) and (3)).

CN Real Estate Investment Corporation II

        The information below sets forth the number of 8.5% Series A Non-Cumulative Preferred Shares of CN Real Estate Investment Corporation II (an indirect wholly-owned subsidiary of the Corporation) beneficially owned as of January 31, 2004 by each of the current directors, the nominees recommended by the Board of Directors for election as directors, each of the individuals included in the "Summary Compensation Table" below and all current directors, nominees and executive officers as a group. Except as otherwise noted in the footnotes below, each of these persons had sole voting and investment power with respect to the Preferred Shares owned by him or her.

Name or Number of Persons in Group	Subsidiary II Series A Shares Beneficially Owned		Subsidiary II Series A Percent Of Class*
Bram Goldsmith	200	(1)	*
Russell Goldsmith	300	(2)	*
All Directors, Nominees and Executive Officers as a group (5 persons)	950	(1,2)	0.62%

*
Percentage information is omitted for those individuals whose beneficially owned shares represent less than one percent of the outstanding shares of the Subsidiary's preferred stock.

(1)
Includes 100 shares owned by Bram Goldsmith's spouse. Bram Goldsmith disclaims beneficial ownership of the shares held by his spouse.

(2)
These shares are owned by trusts of which members of the family of Russell Goldsmith are the beneficiaries and Russell Goldsmith is the sole trustee.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following "Report on Executive Compensation" and "Performance Graph" shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates it by reference, and shall not otherwise be deemed to be filed under such Acts.

REPORT ON EXECUTIVE COMPENSATION BY COMPENSATION, NOMINATING & GOVERNANCE COMMITTEE

        The Compensation, Nominating & Governance Committee of the Corporation, which acts jointly as the Compensation, Nominating & Governance Committee of the Bank (collectively, the "Committee") is comprised solely of independent directors. Pursuant to its charter, the Committee is responsible for: (a) reviewing and approving director and officer compensation plans, policies and programs, (b) overseeing the Corporation's corporate governance policies and guidelines which the Committee determines necessary and appropriate for adoption and (c) assisting in identifying and recommending to the Board nominees for election as Board directors.

        Decisions regarding compensation of the Corporation's chief executive officer, the members of the Corporation's Strategy and Planning Committee and any other officers of the Corporation earning an annual base salary of $200,000 or more, all of whom are employees of the Bank, are made by the Committee. The executive officers of the Corporation are compensated by the Bank and receive benefits under various Bank employee benefit plans. The Corporation provides incentive based compensation benefits to its executive officers pursuant to the Corporation's Profit Sharing Plan, the Executive Management Bonus Plan, the existing 1999 Variable Bonus Plan, the Executive Deferred Compensation Plan, the 1995 Omnibus Plan, the 1999 Omnibus Plan and the Original 2002 Omnibus Plan. The Committee, administers the 1999 Variable Bonus Plan, the 1995 Omnibus Plan, the 1999 Omnibus Plan, the 2001 Stock Option Plan and the Original 2002 Omnibus Plan and grants options and other stock-based awards thereunder. The Committee also administers outstanding options issued under the 1985 Stock Option Plan. No new options can be granted under the 1985 Stock Option Plan. References in the following report to the Corporation shall be deemed to include the Bank, unless otherwise noted.

        The Committee presents the following report:

Overall Philosophy

        The Corporation's compensation and benefit programs provide systematic ways of rewarding employee-colleagues both as individuals and as members of a team for achieving or contributing meaningfully to the Corporation's strategic goals. Rewards are determined in accordance with the Corporation's "pay for performance" philosophy and are based on an evaluation process that periodically assesses performance against established goals. The compensation and benefit programs are reassessed annually for suitability with corporate growth strategies and competitiveness within the marketplace. In 2003, in a move intended to better align the interests of colleagues and shareholders, the Committee recommended the Board approve a plan to replace one-half of stock option grants typically awarded to officers pursuant to its prior practices with restricted shares—at a ratio of one share for every four stock options. In connection with approving the plan, the Board also approved the expansion of company stock ownership requirements for members of the Corporation's Strategy and Planning Committee, Executive Committee members, Senior Vice Presidents and high level Vice Presidents and select commission sales colleagues. The intent is that these colleagues will achieve a meaningful level of company stock ownership over time in order to better align their economic interests with those of the Corporation's shareholders.

        Consistent with the Corporation's mission statement, these compensation and benefit programs are designed to build, train, retain, reward and support the best team of professionals in the financial industry. They are designed to:

  •
  Reward achievement of corporate and individual goals in a fair, objective and consistent way;

  •
  Effectively motivate continued achievement of increasingly higher goals;

  •
  Align the interests of colleagues and shareholders;

  •
  Attract and retain the best team of professionals;

  •
  Balance short and long-term objectives for both the Corporation and employee-colleagues;

  •
  Recognize behaviors that are consistent with the Corporation's values and culture;

  •
  Properly value and blend teamwork and individual effort; and

  •
  Provide appropriate levels of rewards using one or more of the following program components: base pay, bonus, stock options, restricted stock awards (including restricted stock units), benefit and retirement programs and training programs.

        Key elements of the compensation program for executive officers are base salary, annual cash bonus, restricted stock awards (including restricted stock units), stock option grants and benefits typically offered to executive officers by comparable financial institutions. These generally include banks of a size comparable to, or larger than, the Bank, both within and outside of Southern California, although the exact identity of the institutions surveyed to establish comparability varies from time to time, based on the availability of compensation data from third-party surveys. In addition, the Corporation uses custom survey data from a group of banks identified as financial/investment peer companies. These banks are similar to the Bank in asset size and product mix and are consolidated in a relatively small geographic location. Some, but not all, of the banks for which compensation survey information is considered are included within the SNL $10+ Billion Bank Index utilized in the "Stockholder Return Graph," below.

STOCKHOLDER RETURN GRAPH

CITY NATIONAL CORPORATION
TOTAL CUMULATIVE RETURN PERFORMANCE

	Period Ending
Index
	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
City National Corporation	100.00	80.60	96.83	119.01	113.52	163.47
S&P 500	100.00	121.11	110.34	97.32	75.75	97.40
SNL $10B+ Bank Index	100.00	97.61	115.83	115.20	103.36	139.06

        The stockholder return graph compares the total cumulative stockholder return on the Corporation's common stock to the total cumulative returns of the Standard & Poor's 500 Index and the SNL $10+ Billion Bank Index.

        Each line on the stockholder return graph assumes that $100 was invested in the Corporation's common stock and the respective indices on December 31, 1998, and assumes quarterly reinvestment of all dividends. The total cumulative returns shown on the stockholder return graph reflect historical results only and are not necessarily indicative of future results.

Chief Executive Officer

        Base Salary.    Russell Goldsmith's base salary for 2003 was determined under the 2002 Russell Goldsmith Agreement. In determining the level of base salary under the 2002 Russell Goldsmith Agreement, the Committee took into account Russell Goldsmith's qualifications and past experience, the performance of the Corporation since he became the Chief Executive Officer and the substantial increase in the size and diversification of the Corporation, the Corporation's long-term goals to continue to grow and diversify throughout the term of the 2002 Russell Goldsmith Agreement, as well as data regarding base salary levels of Chief Executive Officers of other comparable financial institutions provided by independent consultants.

        Annual Cash Bonus.    All officers of the Corporation and its subsidiaries may be selected by the Committee to participate in the existing 1999 Variable Bonus Plan. For 2003, Russell Goldsmith was the

only officer selected to participate. Under the existing 1999 Variable Bonus Plan, the Committee establishes an objective compensation formula (expressed as a percentage of base salary) based on the achievements of performance goals which may include net income, earnings per share, return on assets, return on equity, total stockholder return and other criteria. Based upon the formula established by the Committee for 2003, which reflected the Corporation's net income goal, and the Bank's performance for 2003, Russell Goldsmith received a bonus of $1,132,153 in March 2004.

        Stock Award Grants.    For the 2003 performance year, the Committee awarded 47,440 stock options and 11,860 restricted stock units to Mr. Goldsmith in March 2004.

Other Executive Officers

        Base Salary.    The Committee considers and approves senior management recommendations concerning base salaries for executive officers. Base salary adjustments are usually effective beginning March 1. Executive officer base salaries for 2003 were primarily based on the performance of the Corporation and the individual and the individual's department or division, and the base salary levels at comparable financial institutions.

        Annual Cash Bonuses.    Most executive officers of the Corporation are also members of the Bank's Executive Committee and as such are eligible to participate in the Bank's Executive Management Bonus Plan. Russell Goldsmith is eligible to participate in the Bank's existing 1999 Variable Bonus Plan and not the Executive Management Bonus Plan. The Executive Management Bonus Plan governs annual cash bonuses payable to members of the Bank's Executive Committee (other than officers subject to other bonus arrangements). The Bank's Strategy and Planning Committee (each of the members of which is also a member of the Executive Committee) each year establishes a net income goal for the Corporation which is subject to the approval of the Board of Directors. Under the Plan, the aggregate amount of bonuses paid depends upon the degree to which the Corporation's performance falls below or exceeds the net income goal. Senior management recommends to the Committee for its review and adoption the upper limit for bonuses, expressed as a percentage of annual base salary, based primarily on bonus levels for similar positions at comparable financial institutions. If the Corporation does not achieve at least 85% of its net income goal ("bonus threshold"), no cash bonuses are paid. If the Corporation achieves or exceeds the bonus threshold, bonuses may, but are not required to, be paid in the sole discretion of the Committee. Determination of which executive officers will receive bonuses and in what amounts is made by the Committee following discussion of the recommendations of senior management, based on a discretionary evaluation of the contribution to the accomplishment of the Corporation's net income goal by the officer and the officer's department or division. Not all eligible officers will necessarily receive a bonus and not all eligible officers will necessarily receive the same bonus.

        Additional amounts may be paid as bonuses to members of the Executive Committee who are deemed by the Committee to have achieved superior performance during the rating period. The Corporation exceeded the 2003 bonus threshold, and bonuses were paid in March 2004.

        Stock Award Grants.    Recommendations of senior management for the grant of stock awards to executive officers under the Corporation's stock award plans are generally submitted to the Committee after the end of each fiscal year. In determining whether to recommend the grant of an award and the size of the grant to be awarded, senior management considers executive officers' salary levels, their expected contribution toward the growth and profitability of the Corporation, the Corporation's stock value and award grant levels at comparable financial institutions. With a goal towards establishing consistency in its granting practices on a year to year basis, the Corporation's current practice is to equalize the number of awards granted in the current year to the prior year's awards given appreciation in the Corporation's stock value. Past financial performance otherwise is given less weight in the decision because stock awards are viewed as a retention tool, intended to motivate holders to remain with the Corporation and the Bank,

with the value of the awards realized through future appreciation in the stock price.    After full discussion of the recommendations presented, the Committee decides whether to grant awards.

        The stock award plans are designed to align the interests of the executive officers with the long-term interest of the Corporation's stockholders in increasing the market value of the Corporation's stock. The awards generally have a vesting schedule of 25% per year, beginning one year after the grant date in the case of options, and two years after the grant date in the case of restricted stock, which is intended to assist in the retention of executive officers and the creation of stockholder value over the long-term, because the holder receives the full benefit for options only after four years and only after five years for restricted stock and restricted stock units.

Statement Regarding Deductibility

        Under Internal Revenue Code Section 162(m), the Corporation's tax deduction may be limited to the extent total compensation paid to the Corporation's chief executive officer and the four other highest-paid executive officers exceeds $1 million in any one tax year. The deduction limit does not apply to payments which qualify as "performance based" provided certain requirements are met, including receipt of stockholder approval. It is the intent of the Committee to structure the Corporation's compensation programs so that all compensation payments are tax deductible. However, the Committee reserves the discretion to make payments which are not tax deductible. In determining whether to do so, the Committee may consider a number of factors including, but not limited to, the tax position of the Corporation, the materiality of amounts likely to be involved, the performance levels of individuals who may receive such payments and the potential ramifications of the loss of flexibility to respond to unforeseeable changes in circumstances. Regulations under Section 162(m) permit stock options to be excluded from compensation if certain conditions are met, but restricted stock and restricted stock units may not be exempt if the aggregate compensation of the executive officer would exceed the limit. The Committee believes that all options granted under the 1995 Omnibus Plan, the 1999 Omnibus Plan and the Original 2002 Omnibus Plan meet these conditions.

COMPENSATION, NOMINATING & GOVERNANCE COMMITTEE
RICHARD L. BLOCH, CHAIRMAN,
KENNETH L. COLEMAN, AND
ROBERT H. TUTTLE

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

        The following table sets forth the compensation for services rendered in all capacities to the Corporation and its subsidiaries earned during or, in the case of bonuses, on account of, the years indicated by each of the Corporation's Chief Executive Officer and the four most highly compensated officers of the Corporation during 2003 (including, in some cases, officers of the Bank who were deemed executive officers of the Corporation) who were employed by the Corporation or the Bank at December 31, 2003 (collectively, the "Named Executive Officers").

Long Term Compensation
Annual Compensation
Securities Underlying Options Granted
Name and Position with the Corporation and the Bank	Year	Salary		Bonus		Other Annual Compensation(1)	Restricted Stock Unit Awards($)(2)		All Other Compensation(3)(4)
Russell Goldsmith Vice Chairman and Chief Executive Officer, City National Corporation; Chairman of the Board and Chief Executive Officer, City National Bank	2003 2002 2001	$ $ $	868,041 844,743 807,709	$ $ $	1,132,153 1,088,609 895,665	— — —	$711,563 — —	62,500 375,000 125,000	$ $ $	24,000 23,500 20,308
Bram Goldsmith Chairman of the Board, City National Corporation	2003 2002 2001	$ $ $	420,531 540,000 540,000	$ $ $	150,000 385,000 385,000	— —	— —	— —	$ $ $	24,000 83,500 80,308
George H. Benter, Jr. President, City National Corporation; President and Chief Operating Officer, City National Bank	2003 2002 2001	$ $ $	481,168 471,733 460,000	$ $ $	305,337 302,343 244,800	— — —	$284,625 — —	25,000 50,000 50,000	$ $ $	24,000 23,500 20,308
Frank P. Pekny Executive Vice President and Chief Financial Officer/Treasurer, City National Corporation; Vice Chairman and Chief Financial Officer, City National Bank	2003 2002 2001	$ $ $	434,711 426,187 416,000	$ $ $	287,850 285,028 221,400	— — —	$284,625 — —	25,000 50,000 50,000	$ $ $	24,000 23,500 20,308
Jan R. Cloyde Executive Vice President and Manager, Banking Services, City National Bank	2003 2002 2001	$ $ $	379,789 362,543 353,000	$ $ $	252,780 242,465 188,300	— — —	$199,238 — —	17,500 25,000 17,500	$ $ $	24,000 23,500 20,308

(1)
There were no perquisites or other personal benefits which, in the aggregate, exceeded the lesser of $50,000 or 10% of total salary and bonus for any of the Named Executive Officers.

(2)
The dollar value of the restricted stock unit awards listed in the table is calculated as of the date of grant based on the $45.54 closing price of the Corporation's common stock on the date of the grant. The total value of all the restricted stock units at the end of 2003, based on the $62.12 closing price of the Corporation's common stock on December 31, 2003, as reported on the NYSE, was as follows: Russell Goldsmith: $970,625 (15,625 units), George Benter: $388,250 (6,250 units), Frank Pekny: $388,250 (6,250 units) and Jan Cloyde: $271,775 (4,375 units). Dividend equivalent units are issued with respect to the restricted stock units on each dividend payment date for the Corporation's common stock. The restricted stock units vest in four equal installments beginning on June 4, 2005. Vested shares convert and are distributed upon termination of employment.

(3)
Reflects the contribution to the Profit Sharing Plan allocable to the Named Executive Officer, including any matching contribution to the Section 401(k) deferred compensation feature of that Plan.

(4)
For Bram Goldsmith, also includes $60,000 in each of 2001 and 2002 for the premium paid on a life insurance policy originally purchased in 1980 which policy is owned by a trust of which Russell Goldsmith is one of the beneficiaries. In 2003, premium was paid out of the cash value of the policy. See "—Employment Contracts, Change of Control Agreements and Termination Arrangements—Bram Goldsmith Agreement".

Employment Contracts, Change of Control Agreements and Termination Arrangements

        Russell Goldsmith Agreement.    At their July and September 2002 meetings, the Board of Directors approved a new employment agreement for Russell Goldsmith (the "2002 Russell Goldsmith Agreement"), which was executed on March 20, 2003, with all terms and conditions effective as of July 15, 2002 and pursuant to which Russell Goldsmith has served and will continue to serve as Chairman of the Board and Chief Executive Officer of the Bank and Vice Chairman and Chief Executive Officer of the Corporation. This agreement replaced a prior Employment Agreement which had been in effect from July 15, 1998. The 2002 Russell Goldsmith Agreement, which will remain in effect until July 15, 2006, provides for an annual salary of $853,811 from July 15, 2002 until February 28, 2003, at which time the Agreement provides for a two percent (2%) increase in annual salary, effective until the next review date which is March 1, 2004. Thereafter, annual salary increases for each successive year will increase by a minimum of six percent (6%) per year on each of the following March 1 review dates, subject to voluntary reduction by Russell Goldsmith. Consistent with benefits provided to all Executive Committee members, Russell Goldsmith will receive an automobile allowance of $1,000 per month. Annual bonus incentive remained unchanged from the prior agreement. Russell Goldsmith is entitled to an annual bonus equal to not less than 125% of his base compensation if plan goals for the year are achieved, scaled up ratably, to 200% of his base compensation, if 130% of plan goals are achieved, and scaled down ratably to 35% if 85% of plan goals are achieved.

        The 2002 Russell Goldsmith Agreement also provides for the implementation of a Supplemental Executive Retirement Plan for Russell Goldsmith (the "SERP Benefits"). The SERP Benefits equal approximately 1.54% of his final average pay (the average of the highest three years of Russell Goldsmith's final five years salary and bonus) per year of service, up to a 25.2% maximum after 16.33 years of service, on February 14, 2012. The projected benefit after 16.33 years of service at age sixty-two (the normal retirement date) is $650,000. The SERP Benefits include provisions for (i) actuarial reduction for early retirement; (ii) actuarially increased benefit for delayed retirement; (iii) payment of vested benefits upon retirement, death or disability (lump sum option); (iv) elective provision for joint and survivor annuity for his spouse, with actuarially reduced pension; (v) death benefits for his spouse; and (vi) five years extra service credit, but no change in maximum benefit, in event of a change of control. The SERP Benefit became fully vested upon eight years of service, on October 16, 2003.

        The 2002 Russell Goldsmith Agreement also provided for the grant to Russell Goldsmith on July 24, 2002 of 250,000 non-qualified stock options to acquire the Corporation's common stock at an exercise price of $47.12 per share (the fair market value on that date) pursuant to the Corporation's Original 2002 Omnibus Plan. The option was immediately exercisable as to 83,334 shares; exercisable as to 83,333 shares on July 24, 2003; and exercisable as to the remaining 83,333 shares on July 24, 2004. The options will expire on July 23, 2012.

        The 2002 Russell Goldsmith Agreement provides that in the event the Corporation or the Bank terminates Russell Goldsmith's employment without good cause, Russell Goldsmith will be entitled to receive an amount equal to (i) the base compensation and bonus he would have received during the three years following the date of termination (assuming for purposes of the calculation that the term of the 2002 Russell Goldsmith Agreement had extended for a period of three years from the date of termination) and

(ii) the cost of all other employee benefits Russell Goldsmith would have received had he remained employed for three years following the date of termination. In addition, the stock options granted pursuant to the 2002 Russell Goldsmith Agreement, if not then exercisable in full, will become fully exercisable. For purposes of the 2002 Russell Goldsmith Agreement, "good cause" is defined as (i) conviction of a crime directly related to Russell Goldsmith's employment, (ii) conviction of a felony involving moral turpitude, (iii) willful and gross mismanagement of the Corporation's or the Bank's business and affairs or (iv) breach of a material provision of the 2002 Russell Goldsmith Agreement.

        If Russell Goldsmith's employment is terminated because of injury or physical or mental illness or due to Russell Goldsmith's death, he (or, in the event of his death, his beneficiary or estate) will be entitled to receive the same amounts and benefits as if his employment had been terminated without cause.

        Any dispute relating to the 2002 Russell Goldsmith Agreement will be resolved by binding arbitration. See "Change of Control Agreements" below, for information relating to change of control arrangements for Russell Goldsmith.

        Bram Goldsmith Agreement.    In March 2001, the Corporation and the Bank entered into an Employment Agreement (the "2001 Agreement") with Bram Goldsmith which provided for him to serve as Chairman of the Board of the Corporation and an officer of the Bank from May 15, 2001, to May 14, 2003. The 2001 Agreement provided for an annual salary of $540,000, as well as an annual incentive bonus, which bonus shall be no less a percentage of Bram Goldsmith's annual salary than the mean between the high and low percentage of annual salary paid as a bonus to any other member of the Corporation's or the Bank's Strategy and Planning Committee (both of which currently consist of Russell Goldsmith, Bram Goldsmith, George Benter, Frank Pekny and Jan Cloyde). The 2001 Agreement also provided that in no event shall the total employee remuneration (as that term is defined in Section 162(m) of the Internal Revenue Code) paid to Bram Goldsmith with regard to any one tax year of the Corporation total more than $925,000.

        On May 15, 2003 the Board of Directors of the Corporation and the Bank entered into a new employment agreement with Bram Goldsmith (the "2003 Bram Goldsmith Agreement") pursuant to which he will continue to serve as Chairman of the Board of the Corporation and in all current officer capacities until May 14, 2005. The 2003 Bram Goldsmith Agreement provides that he will receive an annual salary of $350,000 commencing May 15, 2003. He will also receive an annual bonus for the performance year 2003 and each year thereafter, in an amount not to exceed $150,000. Like all other Executive Committee members, Bram Goldsmith will also receive a monthly automobile allowance of $1,000. He received title to a 1987 Mercedes valued at $6,000 which has been his Company car for the past fifteen years. The 2003 Bram Goldsmith Agreement provides that the total amount to be paid to Mr. Goldsmith with respect to any fiscal year after 2003 for annual compensation and incentive bonus shall not exceed $500,000.

        Since 1980, employment arrangements between the Corporation and Bram Goldsmith have provided for various policies of life insurance. Since 1990, and continuing under the 2003 Bram Goldsmith Agreement, an insurance policy on the joint lives of Bram and Elaine Goldsmith in the amount of $7,000,000 has been provided by the Bank, and will continue to be provided by the Bank while either Bram or Elaine Goldsmith remains alive. Until 2003, the Bank has paid an annual premium equal to the greater of $60,000 or the amount necessary to maintain a $7,000,000 death benefit. The Bank will receive from the death benefit of the policy, before any payments are made to the beneficiaries, a sum equal to the aggregate amount of premiums paid on the policy since its inception, without interest. The total premiums paid between 1980 and 2002 on the existing policy and its predecessor policy total approximately $840,842. There is no arrangement or understanding, formal or informal, that Bram Goldsmith has or will receive or be allocated an interest in the cash surrender value of the insurance policy. In 2003, the annual premium was paid out of the cash value of the policy.

        The 2003 Bram Goldsmith Agreement provides that in the event the Corporation terminates Bram Goldsmith's employment without good cause, Bram Goldsmith will be entitled to receive all compensation payable for the balance of the term as if it had not been terminated. For this purpose, "good cause" is defined as (i) conviction of a crime directly related to Bram Goldsmith's employment, (ii) conviction of a felony involving moral turpitude, (iii) willful and gross mismanagement of the Corporation's or the Bank's business and affairs, or (iv) breach of any material provision of the applicable agreement. If Bram Goldsmith's employment is terminated because of injury or physical or mental illness, the Corporation will be obligated to continue paying Bram Goldsmith's salary and bonus as if he continued to be employed by the Corporation, less any amount paid in lieu of salary under any private or governmental insurance program. If Bram Goldsmith's employment is terminated due to his death, his annual salary will be paid to his wife, if she is living, or his Revocable Living Trust, if she is not, for the lesser of two years or the remaining term of the 2003 Bram Goldsmith Agreement.

        Any dispute relating to the 2003 Bram Goldsmith Agreement will be resolved through binding arbitration. See "Change of Control Agreements" below for information relating to change of control arrangements for Bram Goldsmith.

        Change of Control Agreements.    Each officer who is a member of the Bank's Executive Committee, including each of the five Named Executive Officers, has entered into a Change of Control Agreement (the "Change of Control Agreement"). The Change of Control Agreement provides that each officer shall be employed for a period of two years (three years for Russell Goldsmith, Bram Goldsmith, George Benter, Frank Pekny and Jan Cloyde) from the date of a change in control. The compensation, benefits, title, duties and other attributes of the officer's employment generally will be at least equal to that which was provided prior to the change in control.

        If, after a change of control (as defined in the Change of Control Agreement), the officer's employment is terminated other than for "cause" or the officer resigns for "good reason," the officer will be paid an amount equal to two times (three times for Russell Goldsmith, Bram Goldsmith, George Benter, Frank Pekny and Jan Cloyde) such officer's base salary and annual bonus plus the value of certain other benefits and payments foregone due to the termination and will continue to receive all employee benefits for two years (three years for Russell Goldsmith, Bram Goldsmith, George Benter, Frank Pekny and Jan Cloyde) after the date of termination. For purposes of the Change of Control Agreements, "cause" is defined to mean (i) a willful and continued failure to perform the officer's duties or (ii) willfully engaging in illegal conduct or gross misconduct materially and demonstrably injurious to the Corporation, and "good reason" is defined to include (i) an action which diminishes the officer's position, authority, duties or responsibilities or (ii) a failure by the Corporation to comply with the compensation provisions of the agreement. In addition, any resignation by the officer during the 30 day period immediately following the first anniversary of a change of control is deemed to be for "good reason."

        If it is determined that any payments made to an officer pursuant to the Change of Control Agreement would subject such officer to an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, under certain circumstances such officer will also be paid an additional amount sufficient to put such officer in the same tax position as the officer would have been in had no excise tax been imposed on such payment.

        Stock Option Plans.    The 1995 Omnibus Plan, the 1999 Omnibus Plan and the Original 2002 Omnibus Plan, each contain provisions that take effect upon a change of control (as defined in each of the plans) of the Corporation. If a change of control occurs, all options held by employees vest in full unless the Compensation, Nominating & Governance Committee determines otherwise, in which event the Board of Directors or the Compensation, Nominating & Governance Committee, as applicable, will make provision for continuation and assumption of the plans and outstanding awards or for the substitution of new awards. Although the 1985 Stock Option Plan, under which no more options may be granted but under which there are still options outstanding, contains similar provisions, such provisions are no longer operative because all remaining options under the 1985 Stock Option Plan are fully vested.

        Executive Deferred Compensation Plan.    The Bank's 2000 Executive Deferred Compensation Plan allows officers who are senior vice presidents or above to elect each year to defer up to 100% of their salary, including commissions, and up to 100% of their annual bonus. Each officer's deferral account is credited with an amount equal to the net investment return of one or more equity or bond funds selected by the officer. Amounts in an officer's deferral account represent an unsecured claim against the Bank's assets and are paid, pursuant to the officer's election, in a lump-sum or in quarterly installments at a specified date during the officer's employment or upon the officer's termination of employment with the Bank. Under the prior executive deferred compensation plan, a participating officer may have used amounts deferred to purchase a split-dollar life insurance policy. Under the 2000 Executive Deferred Compensation Plan, the Bank provides a specified amount of life insurance coverage to each such eligible officer beginning on the date the officer executes an "Agreement for Transfer of Policy and Termination of Split-Dollar Life Insurance Agreement" and ending on December 31, 2009. The officer is entitled to name a beneficiary to receive the portion of the death benefit under the life insurance policy that is equal to the amount set forth in the 2000 Executive Deferred Compensation Plan.

Stock Option Plans

Grants in Last Fiscal Year

        The following table sets forth information regarding stock options granted to the Named Executive Officers during 2003. Bram Goldsmith was not granted options during 2003. No stock appreciation rights were granted during 2003.

	Individual Grants
Name	Number of Securities Underlying Grants	Percent of Total Grants to Employees	Exercise Price (per share)(1)	Market Price on Grant Date (per share)(1)	Expiration Date	Grant Date Present Value(2)
Russell Goldsmith	62,500	9.81%	$45.54	$45.54	6/03/2013	$779,375
George H. Benter, Jr.	25,000	3.92%	$45.54	$45.54	6/03/2013	$311,750
Frank P. Pekny	25,000	3.92%	$45.54	$45.54	6/03/2013	$311,750
Jan R. Cloyde	17,500	2.75%	$45.54	$45.54	6/03/2013	$218,225

(1)
Closing price on the grant date as reported on the NYSE.

(2)
"Grant Date Present Values" were calculated using the Black-Scholes option valuation model described below, which at the date of grant of the options was $12.47. Present values were calculated using the Black-Scholes option valuation model with the following assumptions:

Expected Life	7.5 years
Volatility	30.55%
Dividend yield	2.50%
Risk-free investment rate	2.76%

  The expected life is based upon the pattern of exercises of options granted by the Corporation in the past. Volatility, a measure of the variability in the Corporation's stock price, is based on changes in the price of the Corporation's common stock during the past ten years, measured monthly. The dividend yield is an assumed rate. Actual dividend payments will depend upon a number of factors, including future financial results, and may differ substantially from the assumption. The risk-free investment rate is based on the yield on ten year U.S. Treasury Notes on the grant date.

  The actual value, if any, which a named Executive Officer may realize will depend upon the difference between the option exercise price and the market price of the Corporation's common stock on the date of exercise.

        The options which expire on June 3, 2013 were granted on June 4, 2003. The June 4, 2003 options become exercisable 25% on each anniversary date of the grant until fully exercisable. The options may become exercisable in full upon a change of control of the Corporation. See "—Employment Contracts, Change of Control Agreements and Termination Arrangements—Stock Option Plans".

Aggregated Option Exercises and Year-End Option

        The following table sets forth information regarding exercises of stock options by the Named Executive Officers during 2003 and the value of all unexercised in-the-money stock options held by the Named Executive Officers as of December 31, 2003. Bram Goldsmith did not exercise any stock options during 2003 and held no unexercised stock options at December 31, 2003. There were no exercises of stock appreciation rights during 2003 and no unexercised stock appreciation rights at December 31, 2003.

			Number of Shares Underlying Unexercised Options		Value of Unexercised in-the-money Options at Year-End(1)
	Shares Acquired upon Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Russell Goldsmith	100,000	$4,462,300	1,020,167	322,833	$30,450,409	$5,713,062
George H. Benter, Jr.	130,954	$3,041,627	134,049	100,000	$3,541,688	$1,932,468
Frank P. Pekny	89,659	$2,055,645	65,940	100,000	$2,019,278	$1,932,468
Jan R. Cloyde	—	—	49,562	48,118	$1,386,420	$846,314

(1)
Values are based on the $62.12 closing price of the Corporation's common stock on December 31, 2003, as reported on the NYSE. The actual amount which a named Executive Officer may realize will depend upon the market price of the Corporation's common stock at the time shares obtained upon exercise of such options are sold.

Securities Authorized For Issuance Under Equity Compensation Plans

        The following table summarizes information, as of December 31, 2003, relating to equity compensation plans of the Company pursuant to which grants of options may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights.		Weighted-average exercise price of outstanding options, warrants and rights.	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column).
Equity compensation plans approved by security holders	3,632,694	(1)(3)	$35.82	4,384,128	(2)
Equity compensation plans not approved by security holders	1,681,029		$44.59	111,728

Total	5,313,723	(3)	$38.61	4,495,856	(4)

(1)
Includes 33,433 shares assumed in the acquisition of Civic Bancorp with a weighted-average exercise price of $26.75. Civic Bancorp shareholders had approved these stock option plans.

(2)
Includes 201,938 shares under the 1995 Omnibus Plan available for the issuance of restricted stock.

(3)
Includes 32,500 shares of outstanding restricted stock units.

(4)
There are no formula used to calculate the number of securities available for issuance under the plans.

        In March 2001, the Board of Directors adopted the 2001 Stock Option Plan (the "2001 Plan"), which is a broadly-based stock option plan under which options may only be granted to employees of the Corporation and the subsidiaries who are neither directors or executive officers. The 2001 Plan contains a change of control provision similar to the other shareholder approved plans. The 2001 Plan was not submitted to the stockholders for their approval. There are 111,728 shares remaining for issuance under the 2001 Plan.

APPENDIX A

CITY NATIONAL CORPORATION
AMENDED AND RESTATED
2002 OMNIBUS PLAN

  I. THE PLAN

        1.1.    Purpose. The purpose of this amended and restated Plan is to promote the success of the Corporation by providing an additional means through the grant of Awards to attract, motivate, retain and reward key employees, including officers, whether or not directors, of the Corporation with awards and incentives for high levels of individual performance and improved financial performance of the Corporation, and to motivate and reward Non-Employee Directors with grants of Director Stock Options.

        1.2.    Definitions

            (a)    "Award" shall mean an award of any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Dividend Equivalent, or any combination thereof (including, but not limited to restricted units or other deferred Awards), whether alternative or cumulative, authorized by and granted under this Plan.

            (b)    "Award Agreement" shall mean any writing setting forth the terms of an Award that has been authorized by the Committee.

            (c)    "Award Date" shall mean the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award.

            (d)    "Award Period" shall mean the period beginning on an Award Date and ending on the expiration date of such Award.

            (e)    "Beneficiary" shall mean the person, persons, trust or trusts entitled, by will or the laws of descent and distribution or pursuant to a designation of a beneficiary on a form acceptable to the Committee, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

            (f)    "Board" shall mean the Board of Directors of the Corporation.

            (g)    "Cash Only Award" shall mean Stock Appreciation Rights, Performance Share Awards or restricted units which are paid in cash.

            (h)    "Change in Control Event" shall mean:

        (1)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock of the Corporation (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this sub-section (1), the following acquisitions shall not constitute a Change in Control Event: (i) any acquisition directly from the Corporation; (ii) any acquisition by the Corporation; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this section (h), or (v) any acquisition by the Goldsmith Family or any director or partnership for the benefit of any member of the Goldsmith Family; or

        (2)    Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or contest by or on behalf of a person other than the Board; or

        (3)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination (i) all or substantially all of the individuals and entities who were the beneficial owners respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially owned, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

        (4)    Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

            (i)    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            (j)    "Commission" shall mean the Securities and Exchange Commission.

            (k)    "Committee" shall mean the Compensation, Nominating & Governance Committee of the Board, or other Committee, regardless of name, that acts on matters of compensation for eligible employees, which Committee shall be comprised only of two or more directors or such greater number of directors as may be required under applicable law, each of whom shall be a Disinterested and Outside director.

            (l)    "Common Stock" shall mean the common stock of the Corporation, $1.00 par value per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 5.2 of this Plan.

            (m)    "Corporation" shall mean City National Corporation and its Subsidiaries.

            (n)    "Director Stock Option" means a Nonqualified Stock Option granted to a Non-Employee Director pursuant to Section 2.8 of this Plan.

            (o)    "Disinterested and Outside" shall mean a "Non-Employee Director" within the meaning of Rule 16b-3, and "outside" within the meaning of Section 162(m) of the Code.

            (p)    "Dividend Equivalent" shall mean an amount equal to the amount of cash dividends or other cash distributions paid (or such portion of such dividend or other distribution as may be designated by the Committee) with respect to each Share after the date of an Award of a Dividend Equivalent.

            (q)    "DRO" shall mean a valid domestic relations order under applicable state law, acceptable to the Corporation.

            (r)    "Eligible Employee" shall mean an officer at a level of Vice President or the equivalent (whether or not a director) of the Corporation, any other officer of the Corporation who performs substantial services for the Corporation, selected to participate in the Plan by the Committee, or any Other Eligible Person, as determined by the Committee in its discretion.

            (s)    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            (t)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

            (u)    "Fair Market Value" shall mean, with respect to Common Stock, the price at which the Common Stock sold on the last normal transaction of the trading day on a specified date, or if no trading occurs on such specified date, on the most recent preceding business day on which trading occurred, as quoted on the New York Stock Exchange.

            (v)    "Incentive Stock Option" shall mean an Option which is designated as an incentive stock option within the meaning of Section 422 of the Code and which contains such provisions as are necessary to comply with that section.

            (w)    "Nonqualified Stock Option" shall mean an Option that is designated as a nonqualified stock option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option shall be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

            (x)    "Non-Employee Director" shall mean a member of the Board who is not an officer or employee of the Corporation, including, but not limited to, a member of the Board who qualifies as a "Non-Employee Director" within the meaning of Rule 16b-3.

            (y)    "Option" shall mean an option to purchase Shares under this Plan. The Committee shall designate any Option granted to an Eligible Employee as a Nonqualified Stock Option or an Incentive Stock Option.

            (z)    "Other Eligible Person" shall mean any other person (including significant agents and consultants) who performs or agrees to perform substantial services for the Corporation of a nature similar to those performed by key employees, selected to participate in this Plan by the Committee from time to time; provided that in no event shall a Non-Employee Director be selected as an Other Eligible Person.

            (aa)    "Participant" shall mean an Eligible Employee who has been granted an Award under this Plan or Non-Employee Director who has been granted a Director Stock Option under this Plan.

            (bb)    "Performance Share Award" shall mean a Cash Only Award in the form of performance shares made pursuant to the provisions, and subject to the terms and conditions, of Article IV of the Plan.

            (cc)    "Personal Representative" shall mean the person or persons who, upon the Total Disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

            (dd)    "Plan" shall mean this Amended and Restated 2002 Omnibus Plan.

            (ee)    "Restricted Stock" shall mean Shares awarded to a Participant subject to payment of such consideration, if any, and such conditions on vesting and transfer and other restrictions as are established in or pursuant to this Plan, for so long as such shares remain unvested under the terms of the applicable Award Agreement.

            (ff)    "Retirement" shall mean retirement from active service as an employee or officer of the Corporation on or after attaining age 65.

            (gg)    "Rule 16b-3" shall mean Rule 16b-3, as amended from time to time, as promulgated by the Commission pursuant to the Exchange Act.

            (hh)    "Section 16 Person" shall mean a person subject to Section 16(a) of the Exchange Act.

            (ii)    "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

            (jj)    "Shares" shall mean shares of Common Stock of the Corporation.

            (kk)    "Stock Appreciation Right" shall mean a right to receive a number of Shares or an amount of cash, or a combination of Shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Shares, that is authorized under this Plan.

            (ll)    "Subsidiary" shall mean any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

            (mm)    "Total Disability" shall mean a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

        1.3.    Administration and Authorization; Power and Procedure

            (a)    Committee. This Plan shall be administered by, and all Awards to Eligible Employees shall be authorized by, the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by unanimous written consent of its members.

            (b)    Plan Awards; Interpretation; Powers of Committee. Subject to the express provisions of this Plan, the Committee shall have the authority:

                (i)    To determine, from among those persons eligible, the particular Eligible Employees who will receive any Awards;

                (ii)    To grant Awards to Eligible Employees, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion (if any) of such Awards;

                (iii)    To approve the forms of Award Agreements (which need not be identical either as to type of Award or among Participants);

                (iv)    To construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

                (v)    To cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate, any or all outstanding Awards held by Participants, subject to any required consent under Section 6.6;

                (vi)    To accelerate or extend the exercisability or vesting or extend the term of any or all outstanding Awards within the maximum ten-year term of Awards under Section 1.7; and

                (vii)    To make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

            (c)    Binding Determinations. Any action taken by, or inaction of, the Corporation, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

            (d)    Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

            (e)    Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation.

        1.4.    Participation. Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Employees. An Eligible Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine. Non-Employee Directors shall be eligible to receive Awards under this Plan only as specified in Section 2.8.

        1.5.    Shares Available for Awards. Subject to the provisions of Section 6.2, the capital stock that may be delivered under this Plan shall be Shares of the Corporation's authorized but unissued Common Stock. The Shares may be delivered for any lawful consideration.

            (a)    Number of Shares. The maximum number of Shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Employees and grants of Director Stock Options to Non-Employee Directors under this Plan made after the action taken at the April 28, 2004 shareholder meeting, or any adjournment or postponement thereof, (other than Cash Only Awards) shall not exceed 3,904,438 Shares, subject to the reissue of Awards pursuant to Sections 1.5(d), 6.13(b), 6.14(b), 6.15(b) and the adjustments contemplated by Section 6.2. For every Share of Restricted Stock issued under this Plan, the maximum number of Shares that may be delivered pursuant to Awards hereunder shall be reduced by 2.8 shares (including the one (1) share of Restricted Stock issued). The maximum number of Options, Restricted Stock (including restricted units) and Stock Appreciation Rights (whether payable in Shares, cash or any combination thereof) that may be granted to an Eligible Employee during any one-year period shall not exceed 500,000 Shares, subject to adjustment as contemplated in Section 6.2.

            (b)    Reservation of Shares. Common Stock subject to outstanding Awards (other than Cash Only Awards) shall be reserved for issuance. If a Stock Appreciation Right is exercised and paid in Shares, the number of Shares to which such exercise relates under the applicable Award shall be charged against the maximum amount of Shares that may be delivered pursuant to Awards under this Plan and, if applicable, such Award. If the Corporation withholds Shares pursuant to Section 2.2(b) or 6.5, the number of Shares that would have been deliverable with respect to an Award shall be reduced by the number of Shares withheld, and such Shares shall not be available for additional Awards under this Plan.

            (c)    Cash Only Award Limit. Awards payable solely in cash under the Plan and Awards payable either in cash or Shares that are actually paid in cash shall constitute and be referred to as "Cash Only Awards". The number of Cash Only Awards shall be determined by reference to the number of Shares by which the Award is measured. The maximum number of Cash Only Awards that may be paid under the Plan shall not exceed 1,500,000 Shares, subject to adjustments under Section 6.2. The maximum dollar amount of Cash Only Awards for any calendar year to any eligible employee shall not exceed $3 million. Awards payable either in cash or Shares shall not be counted against the Cash Only Award limit if charged against the Share limit in subsection (a).

            (d)    Reissue of Awards. Subject to any restrictions under Rule 16b-3, the Shares which are subject to any unexercised, unvested or undistributed portion of any expired, canceled, terminated or forfeited Award, or any alternative form of consideration under an Award that is not paid in connection with the settlement of an Award or any portion of an Award, shall again be available for Award under subsection (a) or (c) above, as applicable, provided the Participant has not received dividends or Dividend Equivalents during the period in which the Participant's ownership was not vested. Shares that are issued pursuant to Awards and subsequently reacquired by the Corporation pursuant to the terms and conditions of the Awards also shall be available for reissuance under the Plan. Nothing in this paragraph shall be interpreted to allow Shares which are in the possession of the Corporation pursuant to either Section 2.2(b) or 6.5 to be available for reissuance under the Plan. Only Shares which were originally awarded as Restricted Stock (including restricted units which are payable in Shares) or Director Stock Options may be reissued as Restricted Stock (including restricted units which are payable in Shares) or Director Stock Options.

            (e)    Interpretive Issues. Additional rules for determining the number of Shares or Cash Only Awards authorized under the Plan may be adopted by the Committee as it deems necessary or appropriate; provided that such rules are consistent with Rule 16b-3.

        1.6.    Grant of Awards. Subject to the express provisions of this Plan, the Committee shall determine the number of Shares subject to each Award, and the price (if any) to be paid for the Shares or the Award and, in the case of Performance Share Awards or, in its discretion, any other Awards, in addition to matters addressed in Section 1.3(b), the specific objectives, goals and performance criteria (which shall consist of one or more, or a combination of, the following financial measures: net income; net operating income; earnings per share; net profit; net profit before extraordinary items; return on assets; return on equity; assets; assets under management and administration; risk adjusted return on capital; Economic Value Added; total shareholder return and efficiency ratio and any other criteria approved by the Committee) that further define the terms of the Performance Share Award or other Award. Each Award shall be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant.

        1.7.    Award Period Each Award and all executory rights or obligations under the related Award Agreement shall expire on such date (if any) as shall be determined by the Committee, but, in the case of Options or other rights to acquire Shares, not later than ten (10) years after the Award Date.

        1.8.    Limitations on Exercise and Vesting of Awards

            (a)    Provisions for Exercise. Except as may otherwise be provided in an Award Agreement or herein, no Award shall be exercisable or shall vest until at least six months after the initial Award Date. Once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award, unless the Committee otherwise provides.

            (b)    Procedure. Any exercisable Award shall be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise from the Participant, together with any required payment made in accordance with Section 2.2(b).

            (c)    Fractional Shares/Minimum Issue. Fractional share interests shall be disregarded, but may be accumulated. The Committee, however, may determine that cash, other securities or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 Shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

        1.9.    Acceptance of Notes to Finance Exercise. The Corporation may, with the Committee's approval, accept one or more notes from any Participant in connection with the exercise or receipt of any outstanding Award; provided that any such note shall be subject to the following terms and conditions:

            (a)    The principal of the note shall not exceed the amount required to be paid to the Corporation upon the exercise or receipt of one or more Awards under the Plan, and the note shall be delivered directly to the Corporation in consideration of such exercise or receipt.

            (b)    The initial term of the note shall be determined by the Committee; provided that the term of the note, including extensions, shall not exceed a period of 10 years.

            (c)    The note shall provide for full recourse to the Participant and shall bear interest at a rate determined by the Committee to be equal to a "market rate" of interest on the date of such exercise or receipt.

            (d)    Except as otherwise provided by the Committee, if the employment of the Participant terminates, the unpaid principal balance of the note shall become due and payable on the 10th business day after such termination; provided, however, that if a sale of any Shares acquired by the Participant in connection with an Award to which the note relates would cause such Participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such Shares could have been made without incurring such liability, assuming for these purposes that there are no other transactions by the Participant subsequent to such termination.

            (e)    If required by the Committee or by applicable law, the note shall be secured by a pledge of any Shares or rights financed thereby or any other collateral determined by the Committee in compliance with applicable law.

            (f)    The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with applicable rules and regulations of the Federal Reserve Board as then in effect and any other applicable banking rules and regulations.

        1.10.    No Transferability

            (a)    Awards may be exercised only by the Participant or, if the Participant has died, the Participant's Beneficiary or, if the Participant has suffered a Total Disability, the Participant's Personal Representative, if any, or if there is none, the Participant, or (to the extent permitted by applicable law and Rule 16b-3) a third party pursuant to such conditions and procedures as the Committee may establish. Other than upon death or pursuant to a DRO or other exception to transfer restrictions under Rule 16b-3 (except to the extent not permitted in the case of an Incentive Stock Option), no right or benefit under this Plan or any Award shall be transferable by the Participant or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to the Corporation), and any such attempted action shall be void. The Corporation shall disregard any attempt at transfer, assignment or other alienation prohibited by the preceding sentences and shall pay or deliver such cash or Shares in accordance with the provisions of this Plan.

            (b)    The restrictions on exercise and transfer above shall not be deemed to prohibit the authorization by the Committee of "cashless exercise" procedures with unaffiliated third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable legal restrictions and Rule 16b-3, nor, to the extent permitted by the Committee, transfers for estate and financial planning purposes, notwithstanding that the inclusion of such features may render the particular Awards ineligible for the benefits of Rule 16b-3, nor, in the case of Participants who are not Section 16 Persons, transfers to such other persons or in such other circumstances as the Committee may in the Award Agreement or other writing expressly permit.

  II. OPTIONS

        2.1.    Grants One or more Options may be granted under this Article to any Eligible Employee, subject to the provisions of Section 1.5. Each Option granted may be either an Option intended to be an Incentive Stock Option or an Option not so intended, and such intent shall be indicated in the applicable Award Agreement.

        2.2.    Option Price

            (a)    Pricing Limits. Subject to Sections 2.4 and 2.8, the purchase price per Share of the Common Stock covered by each Option shall be determined by the Committee at the time the Option is granted, but shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.

            (b)    Payment Provisions. The purchase price of any Shares purchased on exercise of an Option granted under this Article shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Corporation; (iii) if authorized by the Committee or specified in the applicable Award Agreement, in cash in an amount equal to the par value of the Shares being purchased, and, in the form of a promissory note (consistent with the requirements of Section 1.9) of the Participant in an amount equal to the difference between said cash amount and the purchase price of such Shares; (iv) by notice and third party payment in such manner as may be authorized by the Committee; (v) by the delivery of Shares already owned by the Participant which have been held for at least six months, provided, however, that the Committee may in its absolute discretion limit the Participant's ability to exercise an Award by delivering such Shares; or (vi) if authorized by the Committee or specified in the applicable Award Agreement, by reduction in the number of Shares otherwise deliverable upon exercise by that number of Shares which have a then Fair Market Value equal to such purchase price. Previously owned Shares used to satisfy the exercise price of an Option under clause (v) shall be valued at their Fair Market Value on the date of exercise.

        2.3.    Limitations on Grant and Terms of Incentive Stock Options

            (a)    $100,000 Limit. To the extent that the aggregate "fair market value" of Common Stock with respect to which Incentive Stock Options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Corporation, such options shall be treated as Nonqualified Stock Options. For this purpose, the "fair market value" of the Common Stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares of Common Stock are to be treated as Shares acquired pursuant to the exercise of an Incentive Stock Option.

            (b)    Option Period. Subject to Section 2.4, each Option and all rights thereunder shall expire no later than ten years after the Award Date.

            (c)    Other Code Limits. There shall be imposed in any Award Agreement relating to Incentive Stock Options such terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

        2.4.    Limits on 10% Holders. No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) Shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option with respect to the Common Stock covered by the Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

        2.5.    No Option Repricing. Subject to Section 6.2 and Section 6.6 and the specific limitations on Awards granted in this Plan, the Committee may not reduce the exercise price of any Option or Stock Appreciation Right granted pursuant to the Plan following the date of the Award or accept the surrender of outstanding Options or Stock Appreciation Rights as consideration for the grant of a new Award with a lower per-share exercise price.

        2.6.    Dividend Equivalents. The Committee may, at the time of granting an Option, grant Dividend Equivalents attributable to Shares subject to the Option. Dividend Equivalents shall be paid in cash only to the extent the Option is unexercised as of the dividend record date, as specified in the Award Agreement, as follows: the Dividend Equivalent per Share shall be multiplied by the number of Shares subject to Option and an amount equal to the product so derived shall be paid in cash to the Participant on the dividend payment date. The Committee may, in the Award Agreement, specify that Dividend Equivalents shall be paid only for a specified time period or only as to that portion of the Option that has vested.

        2.7.    Surrender of Stock Options The Committee, in its sole discretion, shall have the authority under the circumstances set forth herein to agree mutually with a Participant to grant such Participant the right, on such terms and conditions as the Committee may prescribe, to surrender such Participant's Options to the Corporation for cancellation and to receive upon such surrender a cash payment equal to the Spread applicable to such surrendered Options. Such right shall be made available only in the event of an Offer (as defined in the following paragraph).

        The term "Offer" as used in this Section means any tender offer or exchange offer for Shares, other than one made by the Corporation, provided that the corporation, person or other entity making the offer acquires Shares pursuant to such offer.

        The term "Offer Price per Share" as used in this Section means the highest price per Share paid on any Offer which is in effect at any time during the period beginning on the sixtieth day prior to the date on which the Option is surrendered pursuant to this Section and ending on such date of surrender. Any securities or property which are part or all of the consideration paid for Shares in the Offer shall be valued in determining the Offer Price per Share at the higher of (a) the valuation placed on such securities or property by any other corporation, person or entity making the Offer or (b) the valuation placed on such securities or property by the Committee.

        The term "Spread" as used in this Section means with respect to any surrendered Option and associated right, if any, an amount equal to the product computed by multiplying (i) the excess of (A) the Offer Price per Share or the highest market price per Share of the Corporation's Common Stock during the period beginning on the sixtieth day prior to the date on which the Stock Option is surrendered pursuant to this Section and ending on such date of surrender over (B) the purchase price per Share at which the surrendered Option is then exercisable, by (ii) the number of Shares subject to such Option with respect to which it has not theretofore been exercised.

        2.8.    Special Requirements for Director Stock Options

            (a)    Eligibility. All directors of the Corporation who are not employees of the Corporation shall be eligible to receive Director Stock Options, as set forth in this Section 2.8.

            (b)    Grant of Director Stock Options. Every eligible director will receive five hundred (500) Director Stock Options on the date of each annual meeting of stockholders. Director Stock Options shall be granted automatically to each such eligible director on the business day of or next following such annual meeting of stockholders, without further action of the Committee or the Board.

            (c)    Stock Option Price. The purchase price of the Common Stock pursuant to a Director Stock Option shall be $1.00 per Share.

            (d)    Other Terms of Director Stock Options. Each Director Stock Option shall become exercisable six (6) months after the date of the grant. Unless otherwise determined by the Committee, if the holder of a Director Stock Option ceases to serve as a director of the Corporation for any reason other than for cause, the Director Stock Options shall expire at the earlier of the end of their fixed term or three months after the date of such termination, and until then shall be exercisable in full, regardless of any vesting schedule otherwise applicable. Except as set forth in this Section 2.8, all terms and provisions of the Director Stock Options shall be as set forth in the Plan with respect to Options which are not Director Stock Options.

  III. STOCK APPRECIATION RIGHTS

        3.1.    Grants In its discretion, the Committee may grant to any Eligible Employee Stock Appreciation Rights either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or independently of any other Award. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

        3.2.    Exercise of Stock Appreciation Rights

            (a)    Exercisability. A Stock Appreciation Right related to another Award shall be exercisable at such time or times, and to the extent, that the related Award shall be exercisable.

            (b)    Effect on Available Shares. In the event that a Stock Appreciation Right related to another Award is exercised, the number of Shares subject to the Award shall be charged against the number of Shares subject to the Stock Appreciation Right and the related Option of the Participant.

            (c)    Stand-Alone SARs. A Stock Appreciation Right granted independently of any other Award shall be exercisable pursuant to the terms of the Award Agreement, but, unless the Committee determines otherwise, in no event earlier than six months after the Award Date.

        3.3.    Payment

            (a)    Amount. Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment of an amount determined by multiplying:

                (i)    The difference obtained by subtracting the exercise price per Share under the related Award (if applicable) or the initial Share value specified in the Award from the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right, by

                (ii)    The number of Shares with respect to which the Stock Appreciation Right shall have been exercised. Notwithstanding the above, the Committee may place a maximum limitation on the amount payable upon exercise of a Stock Appreciation Right. Such limitation, however, must be determined as of the date of the grant and noted on the instrument evidencing the Stock Appreciation Right granted hereunder.

            (b)    Form of Payment. The Committee, in its sole discretion, shall determine the form in which payment shall be made of the amount determined under paragraph (a) above, either solely in cash, solely in Shares (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such Shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or Shares (or a combination thereof) on such exercise, any such election shall be subject to such conditions as the Committee may impose and, in the case of any Section 16 Person, any election to receive cash shall be subject to any applicable limitations under Rule 16b-3.

  IV. RESTRICTED STOCK AWARDS

        4.1.    Grants. The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee. Each Restricted Stock Award Agreement shall specify the number of Shares to be issued, the date of such issuance, the consideration for such Shares (but not less than the minimum lawful consideration) to be paid, if any, by the Participant and the restrictions imposed on such Shares and the conditions of release or lapse of such restrictions. Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions ("restricted shares") shall bear a legend making appropriate reference to the restrictions imposed hereunder and shall be held by the Corporation or by a third party designated by the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award and Section 1.8. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

        4.2.    Restrictions

            (a)    Pre-Vesting Restraints. Except as provided in Section 1.10 and 4.1, restricted shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered either voluntarily or involuntarily, until such shares have vested.

            (b)    Dividend and Voting Rights. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all shares issued even though they are not vested, provided that such rights shall terminate immediately as to any restricted shares which cease to be eligible for vesting.

            (c)    Cash Payments. If the Participant shall have paid or received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned (with or without an earnings factor) as to any restricted shares which cease to be eligible for vesting.

            (d)    Conditions of Release or Lapse of Restrictions. The restrictions imposed on Restricted Stock as provided for in the Restricted Stock Award Agreements shall meet the following required standards: (1) the restrictions may not lapse with respect to any Award of Restricted Stock over a period of less than five (5) years following the date of the Award; and, (2) with respect to any particular Award the percentage of the total number of shares of Restricted Stock of such Award as to which restrictions may lapse on any anniversary date of the Award may not cause the percentage of restrictions which have lapsed in the aggregate with respect to such grant to exceed the rate of twenty percent (20%) of the original Award per year. Notwithstanding the foregoing, the Committee may grant Restricted Stock at or in connection with the commencement of employment, in which case the minimum vesting must be not less than 3 years, with pro rata lapse of restrictions annually on the anniversary date of the Award.

        4.3.    Return to the Corporation. Unless the Committee otherwise expressly provides, shares of Restricted Stock that are subject to restrictions at the time of termination of employment or are subject to other conditions to vest that have not been satisfied by the time specified in the applicable Award Agreement shall not vest and shall be returned to the Corporation in such manner and on such terms as the Committee shall therein provide.

        4.4    Restricted Units. The Committee may, in its discretion, grant to any Eligible Employee an Award (including, but not limited to, restricted units or other deferred awards) which will be payable in Shares of Common Stock (a "Share Award") and/or in Cash Only Awards on such terms as the Committee may determine in its sole discretion, but subject to the vesting restrictions contained in Section 4.2(d) in the case of restricted units which will be payable in Shares. Such Awards may be made as additional compensation for services or may be in lieu of other compensation which the Eligible Employee is entitled to receive from the Corporation. All such Share Awards and Cash Only Awards shall constitute Awards for all purposes of the Plan, and shall be subject to the limits on Awards which are payable in Shares and in cash which are contained in the Plan. The Committee may also grant Dividend Equivalents in connection with any Award which is made under the Plan on such terms as the Committee may determine in its sole discretion.

  V. PERFORMANCE SHARE CASH ONLY AWARDS

        5.1.    Grants of Performance Share Cash Only Awards. The Committee may, in its discretion, grant Cash Only Awards in the form of Performance Share Awards to any Eligible Employee based upon such factors as the Committee shall deem relevant in light of the specific type and terms of the Award. An Award Agreement shall specify the maximum number of Shares (if any) subject to the Performance Share Award, the duration of the Award and the conditions upon which payment of the Award to the Participant shall be based. The cash amount that may be deliverable pursuant to such Award shall be based upon the fair market value of the number of Shares of Common Stock specified in the Award, subject to any maximum determined by the Committee, and the degree of attainment over a specified period (a "performance cycle") as may be established by the Committee of such measure(s) of the performance of the Corporation (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant's death, Retirement, or Total Disability, a Change in Control Event or in such other circumstances as the Committee, consistent with Section 6.10(c)(ii), if applicable, may determine.

        5.2.    Deferred Payments. The Committee may authorize for the benefit of any Eligible Employee the deferral of any payment of cash or Shares that may become due or of cash otherwise payable under this Plan, and provide for accreted benefits thereon based upon such deferment, at the election or at the request of such Participant, subject to the other terms of this Plan. Such deferral shall be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants.

  VI. OTHER PROVISIONS

        6.1.    Rights of Eligible Employees, Participants and Beneficiaries

            (a)    Employment Status. Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Employee or to Eligible Employees generally.

            (b)    No Employment Contract. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Corporation or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Corporation to change such person's compensation or other benefits or to terminate the employment of such person, with or without cause, but nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

            (c)    Plan Not Funded. Awards payable under this Plan shall be payable in Shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Shares of Common Stock except as expressly otherwise provided) of the Corporation by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

        6.2.    Adjustments; Accelerations

            (a)    Adjustments. If the outstanding Shares of Common Stock are changed into or exchanged for cash, other property or a different number or kind of shares or securities of the Corporation, or if additional shares or new or different securities are distributed with respect to the outstanding Shares of Common Stock, through a reorganization or merger in which the Corporation is the surviving entity, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation, dividend or distribution of cash or property to the shareholders of the

Corporation, or if there shall occur any other extraordinary corporate transaction or event in respect of the Common Stock or a sale of substantially all the assets of the Corporation as an entirety which in the judgment of the Committee materially affects the Common Stock, then the Committee shall, in such manner and to such extent (if any) as it deems appropriate and equitable, (1) proportionately adjust any or all terms of outstanding Awards including, but not limited to, (A) the number and kind of shares of Common Stock or other consideration that is subject to or may be delivered under this Plan and pursuant to outstanding Awards, (B) the consideration payable with respect to Awards granted prior to any such change and the prices, if any, paid in connection with Restricted Stock Awards, or (C) the performance standards appropriate to any outstanding Awards; or (2) in the case of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of Common Stock upon or in respect of such event; provided, however, in each case, that with respect to Awards of Incentive Stock Options, no such adjustment shall be made which would cause the Plan to violate Section 422 or 424(a) of the Code or any successor provisions thereto. Corresponding adjustments shall be made with respect to any Stock Appreciation Rights based upon the adjustments made to the Options to which they are related. In any of such events, the Committee may take such action sufficiently prior to such event if necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying Shares in the same manner as is available to shareholders generally.

            (b)    Acceleration of Awards Upon Change in Control. Upon the occurrence of a Change in Control Event (i) each Option and Stock Appreciation Right shall become immediately exercisable, (ii) Restricted Stock (including restricted units) shall immediately vest free of restrictions, and (iii) each Performance Share Award shall become payable to the Participant. Notwithstanding the foregoing, prior to a Change in Control Event, the Committee may determine that, upon its occurrence, there shall be no acceleration of benefits under Awards or determine that only certain or limited benefits under Awards shall be accelerated and the extent to which they shall be accelerated, and/or establish a different time in respect of such event for such acceleration. In that event, the Committee will make provision in connection with such transaction for continuance of the Plan and the assumption of Options and Awards theretofore granted, or the substitution for such Options and Awards with new options and awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices. In addition, the Committee may override the limitations on acceleration in this Section 6.2(b) by express provision in the Award Agreement and may accord any Participant a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards shall comply with applicable regulatory requirements, including without limitation Section 422 of the Code.

            (c)    Possible Early Termination of Accelerated Awards. If any Option or other right to acquire Shares or cash under this Plan has not been exercised prior to (i) a dissolution of the Corporation, (ii) a reorganization event described in Section 6.2(a) that the Corporation does not survive, or (iii) the consummation of a reorganization event described in Section 6.2(a) that results in a Change in Control Event approved by the Board and no provision has been made for the survival, substitution, exchange or other settlement of such Option or right, such Option or right shall thereupon terminate.

        6.3.    Effect of Termination of Employment. The Committee shall establish in respect of each Award granted to an Eligible Employee the effect of a termination of employment on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination, e.g., retirement, early retirement, termination for cause, disability or death. Notwithstanding any terms to the contrary in an Award Agreement or this Plan, the Committee may decide in its complete discretion to extend the exercise period of an Award (although not beyond the period described in Section 2.3(b)) and the number of Shares covered by the Award with respect to which the Award is exercisable or vested.

        6.4.    Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan and the offer, issuance and delivery of Shares and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements. The administration of the Plan and all determinations and discretionary actions by the Committee shall comply with all applicable federal and state laws, rules and regulations (including, but not limited to, the Sarbanes-Oxley Act of 2002) and with the New York Stock Exchange Corporate Governance Rules and other applicable listing standards.

        6.5.    Tax Withholding

            (a)    Cash or Shares. Upon any exercise, vesting, or payment of any Award, the Corporation shall have the right at its option to (i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation may be required to withhold with respect to such transaction or (ii) deduct from any amount payable in cash the amount of any taxes which the Corporation may be required to withhold with respect to such cash amount. In any case where a tax is required to be withheld in connection with the delivery of Shares under this Plan, the Committee may grant (either at the time of the Award or thereafter) to the Participant the right to elect, or the Committee may require (either at the time of the Award or thereafter), pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of Shares to be delivered by the appropriate number of Shares valued at their then Fair Market Value, to satisfy the minimum withholding obligation.

            (b)    Tax Loans. The Committee may, in its discretion, authorize a loan to an Eligible Employee in the amount of any taxes which the Corporation may be required to withhold with respect to Shares received (or disposed of, as the case may be) pursuant to a transaction described in subsection (a) above. Such a loan shall be for a term, at a "market rate" of interest and pursuant to such other terms and conditions as the Committee, under applicable law, may establish, and such loan need not comply with the provisions of Section 1.9.

        6.6.    Plan Amendment, Termination and Suspension

            (a)    Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan. Any suspension will not affect the expiration of the Plan set forth in Section 6.9.

            (b)    Shareholder Approval. If any amendment would materially increase the aggregate number of Shares or other securities that may be issued under this Plan or materially modify the requirements as to eligibility for participation in this Plan or would otherwise require shareholder approval to comply with any applicable federal or state law or applicable New York Stock Exchange listing standard, then to the extent then required by Rule 16b-3 to secure benefits thereunder or to avoid liability under Section 16 of the Exchange Act (and Rules thereunder) or required under Section 424 of the Code or any other applicable law or New York Stock Exchange listing standard, or deemed necessary or advisable by the Board, such amendment shall be subject to shareholder approval.

            (c)    Amendments to Awards. Without limiting any other express authority of the Committee under, but subject to the express limits of, this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards that the Committee in the prior exercise of its discretion has imposed, without the consent of the Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant his or her rights and benefits under an Award.

            (d)    Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of the Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 6.2 shall not be deemed to constitute changes or amendments for purposes of this Section 6.6.

        6.7.    Privileges of Stock Ownership. Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any Shares not actually delivered to and held of record by him or her. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

        6.8.    Effective Date of the Plan This amended and restated Plan shall be effective as of March 10, 2004, the date of Board approval, subject to shareholder approval within 12 months thereafter. If shareholder approval for this amended and restated Plan is not obtained prior to March 10, 2005, this amended and restated Plan shall have no force or effect, and the original Plan shall continue in effect under the terms which were previously approved by the shareholders and which were in effect prior to this amendment and restatement of the Plan.

        6.9.    Term of the Plan No Award shall be granted more than ten years after the effective date of this amended and restated Plan (the "termination date"). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and all authority of the Committee with respect to Awards hereunder shall continue during any suspension of this Plan and in respect of outstanding Awards on such termination date.

        6.10.    Governing Law; Construction; Severability

            (a)    Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed within such State, except as such laws may be supplanted by the laws of the United States of America, which laws shall then govern its effect and its construction to the extent they supplant California law.

            (b)    Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

            (c)    Plan Construction.

                (i)    It is the intent of the Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner that in the case of Participants who are or may be subject to Section 16 of the Exchange Act satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award or any prior action by the Committee would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such persons in the circumstances, such provision shall be deemed void.

                (ii)    It is the further intent of the Corporation that Options or Stock Appreciation Rights with an exercise or base price not less than Fair Market Value on the date of grant, that are granted to or held by a Section 16 Person, shall qualify as performance-based compensation under Section 162(m) of the Code, and this Plan shall be interpreted consistent with such intent.

        6.11.    Captions Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        6.12.    Non-Exclusivity of Plan Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority, except as provided in Sections 6.13, 6.14 and 6.15.

        6.13.    Relation to 1999 Omnibus Plan

            (a)    No New Awards. Notwithstanding any other provisions to the contrary in this Plan, no new awards of Shares will be granted under the Corporation's 1999 Omnibus Plan.

            (b)    Reissue of Awards. Any unexercised, unvested or undistributed portion of any expired, cancelled, terminated or forfeited awards under the Corporation's 1999 Omnibus Plan, with respect to any such expirations, cancellations, terminations or forfeitures which occur after the action taken at the April 28, 2004 shareholder meeting, or any adjournment or postponement thereof, shall be added to the number of Shares available and shall be available for Awards under this Plan, in the same manner and to the same extent as provided for reissue of Awards under this Plan pursuant to Section 1.5(d).

        6.14.    Relation to 1995 Omnibus Plan

            (a)    No New Awards. Notwithstanding any other provisions to the contrary in this amended and restated Plan, upon shareholder approval of this amended and restated Plan pursuant to Section 6.8, and filing a Form S-8 registration statement with the Securities and Exchange Commission for this amended and restated Plan, no new awards of Shares will be granted under the Corporation's 1995 Omnibus Plan.

            (b)    Reissue of Awards. Any unexercised, unvested or undistributed portion of any expired, cancelled, terminated or forfeited awards under the Corporation's 1995 Omnibus Plan, with respect to any such expirations, cancellations, terminations or forfeitures which occur after the action taken at the April 28, 2004 shareholder meeting, or any adjournment or postponement thereof, shall be added to the number of Shares available and shall be available for Awards under this Plan, in the same manner and to the same extent as provided for reissue of Awards under this Plan pursuant to Section 1.5(d).

        6.15.    Relation to 2001 Stock Option Plan

            (a)    No New Awards. Notwithstanding any other provisions to the contrary in this amended and restated Plan, upon shareholder approval of this amended and restated Plan pursuant to Section 6.8, and filing a Form S-8 registration statement with the Securities and Exchange Commission for this amended and restated Plan, no new awards of Shares will be granted under the Corporation's 2001 Stock Option Plan.

            (b)    Reissue of Awards. Any unexercised, unvested or undistributed portion of any expired, cancelled, terminated or forfeited awards under the Corporation's 2001 Stock Option Plan, with respect to any such expirations, cancellations, terminations or forfeitures which occur after the action taken at the April 28, 2004 shareholder meeting, or any adjournment or postponement thereof, shall be added to the number of Shares available and shall be available for Awards under this Plan, in the same manner and to the same extent as provided for reissue of Awards under this Plan pursuant to Section 1.5(d).

APPENDIX B

CITY NATIONAL CORPORATION
AMENDED AND RESTATED 1999 VARIABLE BONUS PLAN

1.
Purpose.

        The purpose of the City National Corporation Amended and Restated 1999 Variable Bonus Plan (the "Plan") is to provide annual cash awards to top management that recognize and reward the achievement of corporate performance goals.

2.
Effective Date of Plan.

        The Plan shall be effective as of January 1, 2004, upon approval of the Plan by the shareholders of City National Corporation (the "Corporation").

3.
Plan Administration.

        The Plan shall be administered by the Compensation, Nominating & Governance Committee ("Committee") of the Board of Directors, which shall consist of members appointed from time to time by the Board of Directors. Each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended ("the Code"). The Committee shall have full power and authority, subject to the provisions of the Plan and applicable law, to (a) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems necessary or advisable for the proper administration of the Plan, (b) construe, interpret and administer the Plan and any instrument or agreement relating to the Plan, and (c) make all other determinations and take all other actions necessary or advisable for the administration of the Plan, except that the Committee (but not the Board of Directors) shall have no authority to take any action that would cause any Award to any Participant to fail to qualify as "performance-based compensation" under Section 162(m) of the Code. Unless otherwise expressly provided in the Plan, each determination made and each action taken by the Committee pursuant to the Plan or any instrument or agreement relating to the Plan (a) shall be within the sole discretion of the Committee, (b) may be made at any time, and (c) shall be final, binding and conclusive for all purposes on all persons, including, but not limited to, Participants in the Plan, their legal representatives and beneficiaries and employees of the Corporation and its subsidiaries.

4.
Eligibility.

        The Chief Executive Officer and all other officers of the Corporation and its subsidiaries are eligible to participate in the Plan, if designated by the Committee.

5.
Awards.

        Prior to or within 90 days after the commencement of each calendar year (the "Plan Year"), the Committee shall designate the following:

  5.1.
  The officers who will participate (the "Participants") in the Plan for the Plan Year.

  5.2.
  The Corporate Financial Criteria, as defined herein, which will apply to awards for the Plan Year.

  5.3.
  The Performance Goals, as defined herein, to be met by the Corporation for Participants to earn awards for the Plan Year and a payout matrix or formula for such Corporate Financial Criteria and Performance Goals.

  5.4.
  The award will be a bonus payment in an amount obtained by multiplying the following amounts: (1) a Participant's annualized base salary, as determined by the Committee, as of the last day of the Plan Year and (2) a specified percentage (expressed as a decimal or fixed by a formula which will determine such percentage) determined by the Committee to apply to the

    Participant for the Plan Year based on the payout matrix or formula for the Corporate Financial Criteria and Performance Goals established for the Plan Year.

  The Committee may, after the 90th day of the Plan Year, designate additional officers to participate in the Plan for the Plan Year (also "Participants" for purposes hereof); provided, however, that: (i) any awards earned by any such Participant for participation for such partial Plan Year will be pro-rated based on the number of days during the Plan Year in which the Participant participated in the Plan, and (ii) the Performance Goals for such additional Participants will be established prior to or before the expiration of 25% of the days remaining in such partial Plan Year.

  A Participant (other than one who is party to an employment agreement with the Corporation providing for a partial year bonus) who terminates employment, either voluntarily or involuntarily, before the payment date for awards for the Plan Year is thereby ineligible for an award under the Plan.

  5.5.
  Anything in this Plan to the contrary notwithstanding, no provisions of this Plan may be used to reduce any amounts due to any Participant who is a party to an employment agreement with the Corporation which provides for the payment of cash or other benefit in the event of the Participant's death, disability, retirement or loss of employment because of a reduction in the workforce, below the amounts so provided in the employment agreement.

  Awards under the Plan shall be paid to the Participants in cash.

6.
Corporate Financial Criteria.

        For each Plan year, the Committee shall designate one or more of the corporate financial criteria (the "Corporate Financial Criteria") set forth in this Section 6 for use in determining an award for a Participant for such Plan Year. Corporate Financial Criteria shall consist of one or more, or a combination of, the following financial measures: net income; net operating income; earnings per share; net profit; net profit before extraordinary items; return on assets; return on equity; assets; assets under management and administration; risk adjusted return on capital; Economic Value Added; total shareholder return and efficiency ratio; provided, however, that the Committee retains the discretion to determine whether an award will be paid under any one or more of such Corporate Financial Criteria.

7.
Performance Goals.

        For each Plan Year, the Committee shall establish one or more specific, objective performance goals (the "Performance Goals"), the outcome of which are substantially uncertain at the time so established, for each of the Corporate Financial Criteria designated by the Committee for the Plan Year, against which actual performance is to be measured to determine the amount of awards. Performance Goals established by the Committee may be described by means of a matrix or formula, providing for goals resulting in the payment of awards under the Plan.

8.
Determination & Payment of Awards

8.1.
As soon as practicable after the end of the Plan Year, the Committee will determine the amount of the award earned by each Participant, based on the application of the criteria specified in Section 6; provided however that, except for Participants who have entered into an employment agreement with the Corporation, the Committee may, in its sole discretion, reduce the amount which would otherwise be payable under the Plan. As to those Participants who have entered into employment agreements with the Corporation, the Committee will not have the discretion to reduce any bonus below any minimum amount provided in such agreement. Payments will be made promptly after determination of the awards by the Committee, unless payment of an award has been deferred pursuant to Section 10.6 hereof. Such Committee determination must include a certification in writing that the Performance

    Goals and any other material terms of the award were in fact satisfied; provided that minutes of the Committee meeting (or any action by written consent) shall satisfy the written certification requirement.

  8.2.
  Notwithstanding anything herein to the contrary, the maximum dollar amount that may be awarded under this Plan for any Plan Year to any Participant may not exceed $3 million.

9.
Termination, Suspension or Modification of the Plan.

        The Board of Directors may at any time, with or without notice, terminate, suspend, or modify the Plan in whole or in part, except that the Board of Directors shall not amend the Plan in violation of the law or in contravention of Treasury Regulation Section 1.162-27, promulgated under the Code, unless the Board of Directors finds that such amendment is in the best interest of the Corporation. The Committee is expressly permitted to make any amendments to the Plan, which are not in violation of the law, that are required to conform the Plan to the requirements of Section 162(m). The Committee may also correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry the Plan into effect.

10.
Miscellaneous.

10.1.
No Assignments.    No award under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of a Participant prior to actually being received by the Participant or his/her designated beneficiary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge encumber, charge, or otherwise dispose of any right to such award shall be void.

10.2.
No Right of Employment.    Neither the adoption of the Plan, the determination of eligibility to participate in the Plan, nor the granting of an award under the Plan shall confer upon any Participant any right to continue in the employ of the Corporation or any of its subsidiaries or to interfere in any way with the right of the Corporation or the subsidiary to terminate such employment at any time.

10.3.
Tax Withholding.    The Corporation shall have the right to withhold the amount of any tax attributable to amounts payable under the Plan.

10.4.
Governing Law.    The Plan and all determinations under the Plan shall be governed by and construed in accordance with the laws of the State of California.

10.5.
Other Plans.    Nothing in this Plan shall be construed as limiting the authority of the Committee, Board of Directors, the Corporation or any subsidiary of the Corporation to establish any other compensation plan, or as in any way limiting its or their authority to pay bonuses or supplemental compensation to any persons employed by the Corporation or a subsidiary of the Corporation, whether or not such person is a Participant in this Plan and regardless of how the amount of such compensation or bonuses is determined.

10.6.
Deferrals of Awards.    A Participant may elect to defer payment of his/her cash award under the Plan if deferral of an award under the Plan is permitted pursuant to the terms of a deferred compensation program of the Corporation existing at the time the election to defer is permitted to be made, and the Participant complies with the terms of such program.

10.7.
Section 162(m).    It is the intention of the Corporation that all payments made under the Plan shall fall within the "performance-based compensation" exception contained in Section 162(m) of the Code. Thus, unless the Board of Directors expressly determines otherwise, if any Plan provision is found not to be in compliance with such exception, that provision shall be deemed to be amended so that the provision does comply to the extent permitted by law, and in every event, the Plan shall be construed in favor of its meeting the "performance-based compensation" exception contained in Section 162(m) of the Code.

APPENDIX C
DIRECTOR INDEPENDENCE STANDARDS

(Excerpt from Corporate Governance Guidelines)

        The Board of Directors (the "Board") will consist of a majority of non-employee directors who satisfy the criteria for independence established by the Board as set forth below. For purposes of these director independence criteria, the term "Corporation" shall include all of the Corporation's consolidated subsidiaries.

        i)    Business Relationships: Any payments by the Corporation to any independent director's primary business affiliation or the primary business affiliation of an independent director's immediate family member (collectively, "Director Entities"), or by a Director Entity to the Corporation, for goods or services, or other contractual arrangements, must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

        All lending relationships between the Corporation, on the one hand, and any independent director or a Director Entity, on the other hand, must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. Any loans or extensions of credit by the Corporation or its subsidiaries to such individual or entity or its subsidiaries must comply with applicable banking law, including Regulation O of the Federal Reserve and FDIC guidelines.

        Any business or banking relationship involving payments made to, or received from, the Corporation, by an independent director, or a Director Entity, for property or services must be in an amount which in the present year or for any of the last three years does not exceed a) 1% of the Corporation's consolidated gross revenues or, b) the greater of $1 million or 2% of the Director Entity's consolidated gross revenues.

        ii)    Charitable Contributions: Neither an independent director nor any immediate family member may be an officer, director, or trustee of a foundation, university, or other non-profit organization that receives from the Corporation, contributions in an amount which exceeds the greater of $50,000 or 10% of the total annual receipts received by the entity.

        iii)    Interlocking Directorates: No employee-director or executive officer of the Corporation shall serve as a director of a company where an independent director is an executive officer.

        iv)    Employment:

          1)    An independent director shall not:

            (a)   be or have been an employee of the Corporation within the last three years;

            (b)   be part of, or within the past three years have been part of, an interlocking directorate in which an executive officer of the Corporation serves or has served on the compensation committee of a company that concurrently employs or employed the independent director; or

            (c)   be or have been affiliated with or employed by a present or former auditor of the Corporation within the three year period following the end of the affiliation or the employment or auditing relationship.

          2)    An independent director may not have a family member who:

            (a)   is a member of senior management of the Corporation or has been within the last three years;

C-1

            (b)   is part of an interlocking directorate in which an executive officer of the Corporation serves on the compensation committee of a company that concurrently employs such family member; or

            (c)   is or has been affiliated with or employed by a present or former auditor of the Corporation within the three year period following the end of the affiliation or the employment or auditing relationship.

        iv)    Direct Compensation: Neither an independent director or his or her immediate family member may receive or have received more than $100,000 per year in direct compensation from the Corporation (other than director and committee fees and pension or other forms of deferred compensation that is not contingent on continued services) within the past three years.

        vi)    Other Transactions: Subject to applicable laws, rules, regulations and listing standards, after taking into account all relevant facts and circumstances, the Board shall reserve the right to determine that any particular transaction or relationship between an independent director and the Corporation may, in the Board's judgment, be deemed not to be material, or would not impair the director's exercise of independent judgment, and the independent director will continue to be deemed independent.

        vii)    Definitions: For purposes of these independence standards, (a) immediate family members of a director include the director's spouse and other "family members" (including children) who share the director's home or who are financially dependent on the director, (b) the term "primary business affiliation" means an entity of which the director is a principal/executive officer or in which the director holds at least a 5% equity interest, and (c) the term "family member" means any of the director's spouse, parents, children, brothers, sisters, mother- and father-in law, sons- and daughters-in-law, and brothers and sisters-in-law and anyone (other than domestic employees) who shares the director's home. When looking back three years in applying these standards, "family members" do not include individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

        Each of the above standards which contains a three year "look-back" provision is subject to the same phase in provisions for the three year "look-back" set forth in NYSE listing standard 303A.02.

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ADMISSION TICKET

ANNUAL MEETING OF STOCKHOLDERS
of
CITY NATIONAL CORPORATION

4:30 P. M.

APRIL 28, 2004

CITY NATIONAL CENTER
400 NORTH ROXBURY DRIVE
BEVERLY HILLS, CALIFORNIA 90210

This admission ticket will admit the shareholder shown below to the City National Corporation Annual Meeting of Stockholders on April 28, 2004 at 4:30 PM.

\*/ FOLD AND DETACH HERE AND READ THE REVERSE SIDE \*/

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CITY NATIONAL CORPORATION

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, each dated March 24, 2004, and hereby appoints Jan R. Cloyde, Michael B. Cahill and Stephen D. McAvoy, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the common stock of City National Corporation held of record by the undersigned at the close of business on March 1, 2004 at the Annual Meeting of Stockholders of CITY NATIONAL CORPORATION on April 28, 2004, at 4:30 p.m., and any adjournments or postponements thereof.

(Continued, and to be marked, dated and signed, as instructed on the other side)

\*/ FOLD AND DETACH HERE AND READ THE REVERSE SIDE \*/
PROXY FOR CITY NATIONAL CORPORATION ANNUAL MEETING OF STOCKHOLDERS APRIL 28, 2004	Please mark your votes like this	☒
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED AND THE PROXY IS SIGNED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CITY NATIONAL CORPORATION
		FOR	WITHHOLD AUTHORITY			FOR	AGAINST	ABSTAIN
1.	ELECTION OF CLASS II DIRECTORS:	☐	☐	2.	PROPOSAL TO APPROVE THE AMENDED AND RESTATED 2002 OMNIBUS PLAN	☐	☐	☐
						FOR	AGAINST	ABSTAIN
RUSSELL GOLDSMITH MICHAEL L. MEYER RONALD L. OLSON				3.	PROPOSAL TO APPROVE THE AMENDED AND RESTATED 1999 VARIABLE BONUS PLAN	☐	☐	☐
(To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)
				4.	In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.
						COMPANY ID:
						PROXY NUMBER:
						ACCOUNT NUMBER:

Signature	Signature	Date
NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

QuickLinks

TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING, PROXY MATERIALS AND VOTING
PROPOSAL 1: Election of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MESSRS. GOLDSMITH, MEYER AND OLSON.
PROPOSAL 2: Approval of the Amended and Restated 2002 Omnibus Plan
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE AMENDED 2002 PLAN.
PROPOSAL 3: Approval of the Amended and Restated 1999 Variable Bonus Plan
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE AMENDED VARIABLE BONUS PLAN
CORPORATE GOVERNANCE AND RELATED MATTERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITY OWNERSHIP OF MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER INFORMATION
STOCKHOLDER RETURN GRAPH
COMPENSATION OF EXECUTIVE OFFICERS
APPENDIX A
CITY NATIONAL CORPORATION AMENDED AND RESTATED 2002 OMNIBUS PLAN
APPENDIX B CITY NATIONAL CORPORATION AMENDED AND RESTATED 1999 VARIABLE BONUS PLAN
APPENDIX C DIRECTOR INDEPENDENCE STANDARDS
PROXY CARD